UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.               )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

FIRSTMERIT CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

III Cascade Plaza
Akron, Ohio 44308
March 15, 2006
To Our Shareholders:
      You are cordially invited to attend the Annual Meeting of Shareholders to be held on Wednesday, April 19, 2006, at 10:00 A.M. at the John S. Knight Convention Center, 77 E. Mill Street, Akron, Ohio 44308.
      The election of directors will take place at the Annual Meeting. This year we will elect three Class III Directors whose terms will expire at the Annual Meeting in 2009. All of the nominees are currently serving as directors. We are also asking you to ratify the selection of our independent registered public accountants and to approve the adoption of the FirstMerit Corporation 2006 Equity Plan.
      Enclosed with this letter is a Notice of Annual Meeting together with a Proxy Statement which contains information with respect to the nominees for director, as well as the other directors who will continue in office.
      It is important that your shares be voted, and we hope that you will be able to attend the Annual Meeting. We urge you to execute and return the enclosed form of proxy as soon as possible, whether or not you expect to attend the Annual Meeting in person.

Sincerely,

John R. Cochran
Chairman and Chief Executive Officer

FirstMerit Corporation
III Cascade Plaza
Akron, Ohio 44308
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held Wednesday, April 19, 2006
      The Annual Meeting of Shareholders of FirstMerit Corporation, an Ohio corporation (“FirstMerit”), will be held at the John S. Knight Convention Center, 77 E. Mill Street, Akron, Ohio, on Wednesday, April 19, 2006, at 10:00 A.M. (local time), for the following purposes:

1.	To elect three Class III Directors;

2.	To ratify the selection of PricewaterhouseCoopers LLP as independent registered public accountants for the year ending December 31, 2006;

3.	To approve the adoption of the FirstMerit Corporation 2006 Equity Plan; and

4.	To transact such other business as may properly come before the meeting or any adjournments thereof.
      The Board of Directors has fixed the close of business on February 21, 2006, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. All shareholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting in person, please fill in, date, sign and return the enclosed Proxy Card.

By Order of the Board of Directors,

Terry E. Patton
Secretary
Akron, Ohio
March 15, 2006
THE 2005 ANNUAL REPORT ACCOMPANIES THIS NOTICE.

FirstMerit Corporation

PROXY STATEMENT

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of FirstMerit Corporation, an Ohio corporation (“FirstMerit” or “Company”), of the accompanying proxy to be voted at the Annual Meeting of Shareholders to be held on Wednesday, April 19, 2006, at 10:00 A.M. (local time), and at any adjournment thereof. Shares represented by duly executed proxies in the accompanying form received by the Board of Directors prior to the meeting will be voted at the meeting. A shareholder who signs and returns a proxy in the accompanying form may revoke it prior to or at the meeting by giving notice to the Secretary. FirstMerit® is a registered trademark of the Company.
      The close of business on February 21, 2006, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. On that date FirstMerit had outstanding approximately 79,860,043 shares of common stock, no par value per share (“Common Stock”), each of which is entitled to one vote.
      The mailing address of the principal executive offices of FirstMerit is III Cascade Plaza, Akron, Ohio 44308; telephone number (330) 996-6300. This Proxy Statement, together with the related Proxy Card and FirstMerit’s 2005 Annual Report, are being mailed to the shareholders of FirstMerit on or about March 15, 2006.
VOTE REQUIRED
      A majority of the votes eligible to be cast at the Annual Meeting must be present in person or by proxy to establish a quorum at the Annual Meeting. Abstentions and shares held by a nominee for a beneficial owner and which are represented in person or by proxy at the Annual Meeting but not voted with respect to one or more proposals (“Non-votes”) will be counted as present for purposes of establishing a quorum.
      Under Ohio law, FirstMerit’s Amended and Restated Articles of Incorporation, and its Amended and Restated Code of Regulations (“Regulations”), the nominees for election as directors who receive the greatest number of votes cast will be elected directors. Each shareholder will be entitled to cast one vote for each share owned. Shares as to which the authority to vote is withheld are not counted toward the election of directors. Shareholders may not cumulate votes in the election of directors. The proposals to approve the FirstMerit Corporation 2006 Equity Plan and to ratify the selection of PricewaterhouseCoopers LLP as independent registered public accountants for the year ending December 31, 2006, each require the affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting.
      If the enclosed Proxy is signed and dated by the shareholder, but no vote is specified thereon, the shares held by such shareholder will be voted for the re-election of the three nominees, for the ratification of the selection of PricewaterhouseCoopers LLP as independent registered public accountants and for the approval of the FirstMerit Corporation 2006 Equity Plan.

PROPOSAL 1 — ELECTION OF DIRECTORS
Nominees
      The Corporate Governance and Nominating Committee has recommended to the Board of Directors three Class III directors, and the Board of Directors has nominated such persons. These nominees will stand for election at the Annual Meeting.
      In 2002 the shareholders, pursuant to Article III, Section 2, of the Regulations, fixed the total number of directors at 15, with each class having five board members. Currently, Class I and Class II each have five directors serving.
      Proxies cannot be voted for a greater number of persons than the number of nominees named in the Proxy Statement and, as a matter of corporate policy, the Board believes it is important to maintain one or more vacancies in any of the three classes of directors. At this time there is one vacancy in Class III, but after the Annual Meeting there will be two vacancies in that Class as Jerry M. Wolf is not standing for reelection. Pursuant to Article III, Section 3, of the Regulations, a majority of the Board may appoint individuals to fill the vacancies. That ability might be important in connection with a future acquisition or if the Board finds a highly qualified candidate whom the Board believes should be appointed prior to the next annual meeting of shareholders. Any person so appointed would serve until the current term of that class of directors has expired, which could exceed one year.
      Set forth below for each nominee for election as a director and for each director whose term will continue after the Annual Meeting is a brief statement, including age, principal occupation and business experience during the past five years, and the number of shares of Common Stock beneficially owned by such director.
      If any nominee should become unavailable to serve for any reason, it is intended that votes will be cast for a substitute nominee designated by the Corporate Governance and Nominating Committee and approved by the Board. The Corporate Governance and Nominating Committee has no reason to believe that any nominee named will be unable to serve if elected.

NOMINEES FOR ELECTION AS CLASS III DIRECTORS
(Term Expiring in 2009)

		Principal Occupation for Past Five Years
Name	Age	and Other Information	Director Since

John C. Blickle	55	President, Heidman, Inc., dba McDonald’s Restaurants, Akron, Ohio, quick service restaurants	1990
Gina D. France(1)	47	President, France Strategic Partners LLC, Medina, Ohio since January 2003, a strategy and transaction advisor to corporations; formerly Managing Director, Ernst & Young Corporate Finance, an investment banking business affiliated with the accounting firm of Ernst & Young LLP	2004
Terry L. Haines	59	President, Chief Executive Officer and Director, A. Schulman, Inc., Akron, Ohio, a publicly held manufacturer and wholesaler of plastic materials	1991

(1)	Ms. France was appointed by the Board of Directors in August 2004 to fill a vacancy in Class III.
CLASS II DIRECTORS CONTINUING IN OFFICE
(Term Expiring in 2008)

		Principal Occupation for Past Five Years
Name	Age	and Other Information	Director Since

Karen S. Belden	63	Realtor, The Prudential-DeHoff Realtors, Canton, Ohio	1996
R. Cary Blair	66	Retired since August 2003; formerly Chairman and Chief Executive Officer, Westfield Group, Westfield Center, Ohio, a group of financial services companies; Director, The Davey Tree Expert Company, Kent, Ohio, a publicly held horticultural company; Director, Bristol West Holdings, Inc., a publicly held automobile insurance company	1996
Robert W. Briggs	64	Chairman Emeritus since February 2004 (previously Chairman) of the Board of the law firm of Buckingham, Doolittle & Burroughs, LLP, Akron, Ohio	1996
J. Michael Hochschwender(2)	45	President and Chief Executive Officer, The Smithers Group, Akron, Ohio, a private group of companies which provides technology-based services globally to various industries	2005
Clifford J. Isroff	69	Retired since January 2001; formerly Chairman and Secretary, I Corp., Akron, Ohio, a manufacturing holding company	1981

(2)	Mr. Hochschwender was appointed by the Board of Directors in August 2005 to fill a vacancy in Class II.

CLASS I DIRECTORS CONTINUING IN OFFICE
(Term Expiring in 2007)

		Principal Occupation for Past Five Years
Name	Age	and Other Information	Director Since

John R. Cochran	63	Chairman and Chief Executive Officer, FirstMerit, Chairman and Chief Executive Officer, FirstMerit Bank, N.A.	1995
Richard Colella	70	Attorney, Colella & Weir, P.L.L., Lorain, Ohio	1998
Philip A. Lloyd, II	59	Attorney, Vorys, Sater, Seymour and Pease LLP, Akron, Ohio since 2004; previously Brouse McDowell, Akron, Ohio	1988
Roger T. Read	64	Retired since 1995; formerly Chairman, Chief Executive Officer and President, Harwick Chemical Corporation, Akron, Ohio, a manufacturer and wholesaler of chemicals and allied products	1992
Richard N. Seaman	60	President and Chief Executive Officer, Seaman Corporation, a manufacturer of vinyl coated industrial fabrics	1998
      There are (and during the past five years there have been) no legal proceedings material to an evaluation of the ability of any director or executive officer of FirstMerit to act in such capacity or concerning such person’s integrity, and there are no material proceedings in which any director, officer or affiliate of the Company, or holder of more than 5% of any class of the Company’s securities, or associate of any of the foregoing, is a party adverse to FirstMerit or any subsidiary of FirstMerit.
      There were nine regularly scheduled and special meetings of the Board of Directors in 2005. All the incumbent directors attended more than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of committees on which each served.
Committees of the Board of Directors
      The Board of Directors of FirstMerit has several committees and has appointed members to such committees since the 2005 Annual Meeting of Shareholders. During 2005, all of the nonemployee directors of FirstMerit were considered “independent” under the rules of The Nasdaq Stock Market, Inc. (“Nasdaq”), with the exception of Philip A. Lloyd, II.
      The Credit Committee consists of Philip A. Lloyd, II, Chair, Karen S. Belden, John C. Blickle, Robert W. Briggs and Richard Colella. It met four times in 2005 to monitor the lending activities of FirstMerit’s subsidiaries and to help assure such activities were conducted in a manner consistent with FirstMerit’s credit policy.
      The Risk Management Committee consists of Robert W. Briggs, Chair, John C. Blickle, Clifford J. Isroff, and Philip A. Lloyd, II. It met four times in 2005 to oversee management’s implementation and enforcement of FirstMerit’s risk management framework throughout its organization.
      The Compensation Committee was appointed to establish policies for and levels of reasonable compensation for directors, officers and employees of FirstMerit and its subsidiaries, and to administer (among other plans) FirstMerit’s stock option plans, the FirstMerit Corporation Executive Cash Incentive Plan (the “Executive Cash Incentive Plan”), the Amended and Restated Executive Deferred Compensation Plan (the “Executive Deferred Plan”) and the Executive Life Insurance Program (the “Insurance Program”). In addition, the Committee is involved in administering the Pension Plan for Employees of FirstMerit Corporation and its subsidiaries (the “Pension Plan”), the Executive Supplemental Retirement Plan (the

“SERP”) and the FirstMerit Corporation and Affiliates Employees’ Salary Savings Retirement Plan (the “401(k) Plan”). A copy of the Compensation Committee Charter is available on the Company’s website at www.firstmerit.com. The committee met eight times in 2005. The members of the Compensation Committee are R. Cary Blair, Chair, Terry L. Haines, J. Michael Hochschwender, Clifford J. Isroff and Richard N. Seaman. Mr. Hochschwender was appointed to the Committee on October 20, 2005. All of such members are considered “independent” for purposes of the Nasdaq listing requirements.
      The Executive Committee evaluates and responds to management’s recommendations concerning planning, management, and acquisitions. The Executive Committee is authorized to act for the Board of Directors when the Board is not in session, except in certain limited circumstances. The members of the Executive Committee are Clifford J. Isroff, Chair, R. Cary Blair, John C. Blickle, John R. Cochran, Philip A. Lloyd, II and Roger T. Read. It met 18 times in 2005.
      The Audit Committee assists the Board of Directors in fulfilling its responsibility to oversee the accounting and financial reporting process of the Company. The Audit Committee members are John C. Blickle, Chair, Karen S. Belden, R. Cary Blair, Gina D. France, Richard N. Seaman and Jerry M. Wolf. The Board has determined that it has two “audit committee financial experts” serving on its Audit Committee. John C. Blickle and Gina D. France each have been determined to have the attributes listed in the definition of “audit committee financial expert” set forth in the Instruction to Regulation S-K, Item 401(h)(1), and in the Nasdaq listing requirements. Mr. Blickle acquired those attributes through education and experience as a certified public accountant. Ms. France acquired those attributes through education and her experience in the investment banking industry. All of the Audit Committee members are considered “independent” for purposes of the Nasdaq listing requirements. The Audit Committee operates under a written charter, which is reviewed annually by the Committee and the Board to reflect current Commission and Nasdaq rules, requirements and best corporate practices. A copy of the current Audit Committee Charter is available on the Company’s website at www.firstmerit.com. The Audit Committee met six times in 2005.
      The Corporate Governance and Nominating Committee’s purpose is to (1) identify and recommend individuals to the Board of Directors for nomination as members of the Board and its committees, (2) develop and recommend to the Board of Directors a set of corporate governance principles applicable to the Company, and (3) lead the Board of Directors in its annual review of the Board’s performance. The committee consists of Clifford J. Isroff, Chair, John C. Blickle and Roger T. Read. All of such members are “independent” for purposes of the Nasdaq listing requirements. The Board of Directors has adopted and reviews annually a written charter and Corporate Governance Guidelines. Copies of the Corporate Governance and Nominating Committee Charter and the Corporate Governance Guidelines are available on the Company’s website at www.firstmerit.com. The Corporate Governance and Nominating Committee met four times in 2005.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Exchange Act requires FirstMerit’s directors, officers and persons who own beneficially more than ten percent of its Common Stock (“Section 16 Filers”) to file reports of ownership and transactions in the Common Stock with the Securities and Exchange Commission (the “Commission”), and to furnish FirstMerit with copies of all such forms filed. FirstMerit understands from the information provided to it by Section 16 Filers that for 2005, all reports were duly and timely filed by the Section 16 Filers.

Beneficial Ownership and Stock Ownership Guidelines
      The following table sets forth certain information regarding the beneficial ownership of the Common Stock of the Company by each director, each director nominee, each of the five most highly compensated executive officers of the Company, and all directors and executive officers of the Company as a group, as of February 15, 2006.

	Number of Shares(1)

Name	Sole	Shared	Options	Percent of Class

Karen S. Belden	40,500	107,600	30,600.22%
R. Cary Blair	—	9,950	31,800.05
John C. Blickle	81,536	2,152	6,000.11
Robert W. Briggs	17,364	82,345	30,600.16
John R. Cochran	458,188	27,420	867,300	1.69
Richard Colella	15,846	800	28,200.06
Gina D. France	2,465	—	3,000.006
Terry L. Haines	24,323	8,226	30,600.08
J. Michael Hochschwender	3,909	1,160	—	.006
Clifford J. Isroff	5,600	11,433	31,800.06
Philip A. Lloyd II	51,754	1,025,407	31,800	1.39
Roger T. Read	39,705	128,824	30,600.25
Richard N. Seaman	9,653	400	28,200.05
Jerry M. Wolf	16,656	150	23,400.05
Terrence E. Bichsel	12,709	—	241,100.32
Robert P. Brecht	42,073	307	227,678.34
David G. Lucht	20,338	—	154,889.22
George P. Paidas	60,681	—	315,254.47
All directors and executive officers as a group (20 persons)	983,659	1,518,774	2,725,546	6.55

(1)	The amounts shown represent the total outstanding shares beneficially owned by the individuals and the shares issuable upon the exercise of stock options exercisable within the next 60 days. The reported beneficial ownership includes the following numbers of shares, as to which the director disclaims beneficial ownership: Mrs. Belden, 107,600 held by a family member; Mr. Briggs, 82,345 held by a third-party trust; and Mr. Lloyd, 251,032 held by his spouse directly and 667,595 held by a family limited liability company in which Mr. Lloyd’s spouse shares voting control. The reported beneficial ownership of Mr. Lloyd also includes 106,780 shares held directly by Mr. Lloyd’s two adult daughters, for whom Mr. Lloyd holds a general power of attorney.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
Summary of Cash and Certain Other Compensation
      The following table provides certain summary information concerning the compensation paid or accrued by FirstMerit and its subsidiaries to or on behalf of its executive officers. The table shows the compensation of the Chief Executive Officer and each of the four other most highly compensated executive officers of FirstMerit determined as of the end of the fiscal year (collectively, the “Named Executive Officers”), for the years ended December 31, 2005, 2004 and 2003.
Summary Compensation

	Annual Compensation				Long-Term Compensation Awards

				Other	Restricted	Securities
Name and				Annual	Stock	Underlying	All Other
Principal Position	Year	Salary(1)	Bonus(2)	Compensation(3)	Awards ($)(4)	Options/SARs (#)(5)	Compensation

John Cochran	2005	$712,250	$166,800	$723,576	$-0-	150,000	$42,042	(6)
Chairman and Chief	2004	687,500	79,800	-0-	-0-	150,000	41,292	(7)
Executive Officer	2003	661,250	-0-	-0-	-0-	150,000	40,542	(8)

Terrence E. Bichsel	2005	297,500	63,800	134,047	-0-	50,000	24,286	(6)
Executive Vice	2004	290,000	70,081	-0-	-0-	50,000	25,111	(7)
President	2003	251,250	-0-	-0-	-0-	36,300	24,361	(8)

Robert P. Brecht	2005	313,875	-0-	-0-	-0-	61,051	27,461	(6)
Senior Executive	2004	305,625	-0-	-0-	-0-	52,974	26,711	(7)
Vice President	2003	262,886	-0-	-0-	-0-	36,300	25,961	(8)

David G. Lucht	2005	277,500	-0-	-0-	107,160	38,000	18,877	(6)
Executive Vice	2004	261,000	120,000	-0-	-0-	42,689	18,915	(7)
President	2003	231,750	-0-	-0-	-0-	36,300	18,165	(8)

George P. Paidas	2005	313,875	-0-	-0-	-0-	72,954	25,877	(6)
Senior Executive	2004	305,625	-0-	-0-	-0-	50,000	29,350	(7)
Vice President	2003	248,375	-0-	-0-	-0-	33,000	28,600	(8)

(1)	The salary includes the deferred portion of salary under the 401(k) Plan.

(2)	The bonus includes amounts earned pursuant to the Executive Cash Incentive Plan.

(3)	During 2005, Mr. Cochran exercised stock options for 221,667 shares of Common Stock with respect to which he had been granted dividend units under the Amended and Restated 1992 Stock Option Program of FirstMerit Corporation. The dividend units became payable upon the exercise of the stock options in the amount of $723,576.

Except for Mr. Bichsel, perquisites provided to each of the Named Executive Officers (which include tax preparation expenses and club memberships) did not exceed the lesser of $50,000 or 10% of total annual salary and bonus for any Named Executive Officer, and therefore are not included in these totals. For Mr. Bichsel, Other Annual Compensation included $133,638 in reimbursement for relocation expenses, and $409 in reimbursement for tax preparation expenses. Mr. Bichsel does not have a club membership.

(4)	On April 9, 1997, Mr. Cochran received 25,200 shares of restricted Common Stock pursuant to the FirstMerit Corporation 1997 Stock Plan. The restrictions on the shares began lapsing ratably every year over a three-year period beginning in April 2005, at which time 8,400 shares vested. The remaining unvested shares may vest at an earlier time, however, due to death, disability, a “Change in Control,” “Termination Without Cause” or “Termination for Good Reason.” The dividends on such shares are currently paid to Mr. Cochran. The fair market value of the 16,800 unvested shares equaled $435,288, based upon the closing market price of $25.91 per share on December 30, 2005.
(Footnotes continued on next page)

On February 17, 2005, Mr. Lucht received 4,000 shares of restricted Common Stock pursuant to the FirstMerit Corporation Amended and Restated 2002 Stock Plan. The fair market value of such shares equaled $107,160, based upon a closing market price of $26.79 per share on the date of grant. Restrictions on 1,000 of the shares lapsed on August 17, 2005, restrictions on 1,000 shares will lapse on August 1, 2006, and restrictions on the remaining 2,000 shares will lapse on February 17, 2008, but all may vest at an earlier time due to death, disability, a “Change in Control,” “Termination Without Cause” or “Termination for Good Reason.” The dividends on such shares are currently paid to Mr. Lucht. The fair market value of the 3,000 unvested shares equaled $77,730, based upon the closing market price of $25.91 per share on December 30, 2005.

No other Named Executive Officer holds restricted stock. No long-term incentive plan payouts were made in 2005.

(5)	The terms of the stock options granted in 2005 to the Named Executive Officers are described in detail in the footnotes to the table “Options/SAR Grants in Last Fiscal Year.” The stock options set forth above include the following shares relating to reload grants: 11,501 in 2005 and 2,974 in 2004 to Mr. Brecht, 7,689 in 2004 to Mr. Lucht, and 22,954 in 2005 to Mr. Paidas.

(6)	“All Other Compensation” for 2005 includes the following: (i) contributions to FirstMerit’s 401(k) Plan to match the 2005 pre-tax elective deferral contributions made by each individual to the 401(k) Plan: Mr. Cochran, $10,500, Mr. Brecht, $10,500, Mr. Bichsel, $8,925, M. Lucht, $9,712,and Mr. Paidas, $6,277; and (ii) amounts paid or accrued by FirstMerit for life and accidental death insurance under FirstMerit’s Insurance Program (together with amounts paid as a tax “gross-up” on such amounts): Mr. Cochran, $31,542, Mr. Bichsel, $15,361, Mr. Brecht, $16,961, Mr. Lucht, $9,165, and Mr. Paidas, $19,600. None of the Named Executive Officers received fees as a director or committee member.

(7)	“All Other Compensation” for 2004 includes the following: (i) contributions to FirstMerit’s 401(k) Plan to match the 2004 pre-tax elective deferral contributions made by each individual to the 401(k) Plan in the amount of $9,750 each; and (ii) amounts paid or accrued by FirstMerit for life and accidental death insurance under FirstMerit’s Insurance Program (together with amounts paid as a tax “gross-up” on such amounts): Mr. Cochran, $31,542, Mr. Bichsel, $15,361, Mr. Brecht, $16,961, Mr. Lucht, $9,165, and Mr. Paidas, $19,600. None of the Named Executive Officers received fees as a director or committee member.

(8)	“All Other Compensation” for 2003 includes the following: (i) contributions to FirstMerit’s 401(k) Plan to match the 2003 pre-tax elective deferral contributions made by each individual to the 401(k) Plan in the amount of $9,000 each; and (ii) amounts paid or accrued by FirstMerit for life and accidental death insurance under FirstMerit’s Insurance Program (together with amounts paid as a tax “gross-up” on such amounts): Mr. Cochran, $31,542, Mr. Bichsel, $15,361, Mr. Brecht, $16,961, Mr. Lucht, $9,165, and Mr. Paidas, $19,600. None of the Named Executive Officers received fees as a director or committee member.
Executive Cash Incentive Plan
      FirstMerit’s Executive Cash Incentive Plan awards cash payments to approximately 35 employees of FirstMerit and its subsidiaries based upon the achievement of corporate and individual goals established at the beginning of the year. Corporate goals are established by the Compensation Committee and the Board of Directors; individual goals are proposed by the Chief Executive Officer and the Executive Vice President of Human Resources, and recommended and approved by the Committee and, with respect to Mr. Cochran, approved by the Board of Directors. The corporate goals are based upon the earnings per share of FirstMerit, while individual goals are based upon the area of responsibility of each employee and typically include a measure of net income after capital charge (referred to as NIACC) for a particular business area. The awards to Named Executive Officers are in amounts established annually as a percentage of each Named Executive Officer’s salary (for 2005, 17% to 126% of base salary for the Chief Executive Officer, 12% to 90% of base salary for Senior Executive Vice Presidents and 11% to 83% of base salary for Executive Vice Presidents, which include all other Named Executive Officers).

Executive Deferred Compensation Plan
      FirstMerit’s Executive Deferred Plan allows participating executives to elect to receive incentive compensation payable with respect to any year in whole shares of Common Stock, to elect to defer receipt of any incentive compensation otherwise payable with respect to any year in increments of 1%, or to elect to defer receipt of any amount of base compensation otherwise payable in any year in increments of 1%. A stock account is maintained in the name of each participant and is credited with shares of Common Stock equal to the number of shares that could have been purchased with the amount of any compensation so deferred, at the closing price of the Common Stock on the day as of which the stock account is so credited. For deferrals prior to January 1, 2005, distribution of a participant’s stock account is to be made within 30 days upon termination of employment, provided that a retiring participant may elect to receive amounts in his or her stock account in up to 120 monthly installments. For deferrals on or after January 1, 2005, distribution of a participant’s stock account is to be made within six months of termination of employment, provided that a retiring participant may elect to receive amounts in his or her stock account in up to ten annual installments. A participant may also elect to withdraw all or a portion of amounts in the stock account in a single sum or in up to five equal annual installments during employment. Notwithstanding the foregoing, all of a participant’s stock account is to be promptly distributed to a participant’s designee upon the participant’s death, whether during employment or after retirement or other termination.
Stock Options and Restricted Stock
      The Company maintains the following stock option and incentive stock plans, under which previous grants of incentive stock options, nonqualified stock options, and restricted shares, as the case may be, are outstanding: the Amended and Restated 1992 Stock Option Program, the Amended and Restated 1997 Stock Plan, the Amended and Restated 1999 Stock Option Plan, and the Amended and Restated 2002 Stock Plan (the “2002 Stock Plan”). Grants are currently being made primarily under the 2002 Stock Plan, but there may be some awards in 2006 under the Amended and Restated 1999 Stock Option Plan with respect to remaining shares of Common Stock available for issuance with respect to such plan. The foregoing list does not include stock plans maintained by the Company with respect to plans previously adopted by companies acquired by FirstMerit, under which FirstMerit no longer makes awards but certain awards previously granted remain outstanding.

      The following table contains information concerning the grant of stock options during fiscal 2005 under the 2002 Stock Plan to the Named Executive Officers.
Options/SAR Grants in Last Fiscal Year

					Potential Realizable
	Individual Grants				Value at Assumed
					Annual Rates
		Percent of Total			of Stock Price
	Number of	Options/SARs			Appreciation for
	Total	Granted to			Option Term
	Options/SARs	Employees in	Exercise or	Expiration
Name	Granted(1)(2)	Fiscal Year	Base Price	Date	5%	10%

John R. Cochran	150,000	11.83%	$25.74	4/20/15	$2,428,162	$6,153,440
Terrence E. Bichsel	50,000	3.94	26.79	2/17/15	842,404	2,134,818
Robert P. Brecht	50,000	3.94	26.79	2/17/15	842,404	2,134,818
	11,051	0.87	26.88	2/20/13	141,125	337,712
David G. Lucht	38,000	3.00	26.79	2/17/15	640,227	1,622,462
George P. Paidas	50,000	3.94	26.79	2/17/15	842,404	2,134,818
	4,593	0.36	26.54	8/20/08	23,173	49,360
	8,272	0.65	26.54	2/20/13	105,906	254,144
	7,897	0.62	27.80	2/20/13	97,447	230,391
	2,192	0.17	27.80	8/20/08	9,690	20,361

(1)	The 2002 Stock Plan generally provides for granting of incentive stock options (“ISOs”), non-qualified stock options (“NQSOs”) (collectively, “Stock Options”) and shares of restricted stock. The option price per share of ISOs must be equal to the fair market value of a share of Common Stock on the date granted. Under the 2002 Stock Plan, the option price of NQSOs must be equal to the fair market value per share on the date granted. The purchase price of any Stock Option must be paid upon exercise in (i) immediately available funds, (ii) shares of Common Stock, or (iii) a combination of (i) and (ii). If granted by the Compensation Committee, a one-time reload option of NQSOs may be granted equal to the number of whole shares used by the participant to exercise an option. Shares of stock acquired upon the exercise of the reload option are restricted from sale or transfer for two years. If so provided by the Compensation Committee, an option may be transferred to an option holder’s immediate family. In the event of a “Change in Control,” unless the Compensation Committee otherwise determines, any unvested Stock Options will immediately vest. “Change in Control” basically is defined as (a) a change in a majority of the board (unless the new board members were approved in advance by a 2/3rds vote of the then current board), or (b) where a shareholder vote is required to approve a transaction: (i) the current FirstMerit shareholders will no longer hold 50% of the Common Stock after the transaction, (ii) a group owns 25% or more of the outstanding Common Stock, and (iii) there has been a change in a majority of the then current board.

(2)	Options provided by these grants were to vest ratably over a three-year period from the date of grant, except the following shares with respect to reload grants, which vested on the date of the grant: Mr. Brecht, 11,051, and Mr. Paidas, 22,954. However, as announced in its press release dated December 27, 2005, the Company accelerated the vesting of outstanding unvested options which had an exercise price of more than $26.32, the closing price of Common Stock on December 27, 2005, which included all unvested options shown above other than those granted to Mr. Cochran.

     The following table contains information concerning the exercise of Stock Options under the Amended and Restated 1992 Stock Option Program, the Amended and Restated 1997 Stock Option Plan, the Amended and Restated 1999 Stock Option Plan, and the 2002 Stock Plan, and information on unexercised Stock Options held as of the end of the 2005 fiscal year, by the Named Executive Officers:
Aggregated Option/SAR Exercises in Last Fiscal Year
And Fiscal Year-end Option/SAR Values

			Number of Securities	Value of Unexercised
			Underlying Unexercised	In-the-Money
			Options/SARs	Options/SARs
			At Fiscal Year-End	At Fiscal Year-End
Shares Acquired on
Name	Exercise	Value Realized	Exercisable/Unexercisable(1)	Exercisable/Unexercisable(2)

John R. Cohran	221,667	$2,986,938	888,166/460,000	$2,174,119/982,800
Terrence E. Bichsel	-0-	-0-	229,000/24,100	150,614/74,635
Robert P. Brecht	34,887	225,219	207,945/24,100	17,498/71,995
David G. Lucht	-0-	-0-	142,789/12,100	71,995/71,995
George P. Paidas	56,732	265,932	280,254/35,000	2,079/65,450

(1)	Share information relating to options granted prior to September 1997 has been restated to give effect to the 2-for-1 stock split effective in that month.

(2)	Based upon the closing price of $25.91 reported on the Nasdaq National Market for the Common Stock of FirstMerit on December 30, 2005.
     The Board adopted stock ownership guidelines for its officers in February 1996. The guidelines state that, within five years after adoption, each officer of FirstMerit should own Common Stock having a market value equal to at least the following multiple of such officer’s base salary: Chief Executive Officer and President, five times; Executive Vice President, three times; and Senior Vice President, two times.
      The Company may currently award up to 500,000 shares of restricted Common Stock under the Employees Restricted Stock Program maintained under the 2002 Stock Plan for key employees designated by the Compensation Committee of the Board of Directors from time to time. Awards may consist of grants of restricted shares to participants as a bonus without other payment therefor, or for payment at less than the fair market value of the shares. A participant does not have a right to retain any restricted shares granted under an award unless and until restrictions imposed by such award have lapsed, which may include continued employment for periods of time and the attainment of various performance goals by the participant and/or the Company as specified therein.
      On April 9, 1997, the Company awarded to Mr. Cochran 25,200 restricted shares of Common Stock pursuant to the FirstMerit Corporation Amended and Restated 1997 Stock Plan. The restrictions on those shares began lapsing ratably over a three-year period beginning in April 2005, but all may vest at an earlier time due to death, disability, a “Change in Control,” “Termination Without Cause” or “Termination for Good Reason.” The dividends on such shares are currently paid to Mr. Cochran.
      On February 17, 2005, the Company awarded to Mr. Lucht 4,000 restricted shares of Common Stock pursuant to the FirstMerit Corporation Amended and Restated 2002 Stock Plan. Restrictions on 1,000 of the shares lapsed on August 17, 2005, restrictions on 1,000 shares will lapse on August 1, 2006, and restrictions on 2,000 shares will lapse on February 17, 2008, but all may vest at an earlier time due to death, disability, a

“Change in Control,” “Termination Without Cause” or “Termination for Good Reason.” The dividends on such shares are currently paid to Mr. Lucht.
Retirement Plans
      Under the Pension Plan, a tax-qualified defined benefit pension plan, pension benefits may be paid to executive officers in the future. Executive officers participate in the Pension Plan on the same basis as other employees.
      The following table sets forth estimated annual retirement benefits (assuming the payments are made on a straight-life annuity basis) at age 65 payable to persons in the specified remuneration and years of service classification under the Pension Plan.
Pension Plan Table

	Estimated Annual Benefits Upon Retirement on
Average Base	December 31, 2005 with Years of Service Indicated
Salary Used for
Plan Benefits	15 years	20 Years	25 Years	30 Years	35 Years	40 Years

$150,000	$37,650	$50,561	$63,472	$76,382	$89,293	$92,604
200,000	51,450	67,111	86,772	104,432	122,093	126,954
250,000	65,250	87,661	110,072	132,482	154,893	161,304
300,000	79,050	106,211	133,372	160,532	187,693	195,654
350,000	92,850	124,761	156,672	188,582	220,493	230,004
400,000	106,650	143,311	179,972	216,632	253,293	264,354
450,000	120,450	161,861	203,272	244,682	286,093	298,704
500,000	134,250	180,411	226,572	272,732	318,893	333,054
550,000	148,050	198,961	249,872	300,782	351,693	367,404
600,000	161,850	217,511	273,172	328,832	384,493	401,754
650,000	175,650	236,061	296,472	356,882	417,293	436,104
700,000	189,450	254,611	319,772	384,932	450,093	470,454
750,000	203,250	273,161	343,072	412,982	482,893	504,804
800,000	217,050	291,711	366,372	441,032	515,693	539,154
850,000	230,850	310,261	389,672	469,082	548,493	573,504
900,000	244,650	328,811	412,972	497,132	581,293	607,854
      The foregoing figures are provided without regard to limitations on annual pension benefits that may be paid from a tax-qualified pension plan and trust under the Internal Revenue Code (the “Code”). No deductions will be made for Social Security or other payments received.
      Pension benefits at normal retirement age 65 are based on the average base salary and commissions (exclusive of bonuses and overtime, if either exists, and not exceeding $210,000 in 2005) of each participant for the highest four consecutive years during the last ten years of employment. The benefits payable equal (i) the sum of 1.35 percent of such average base salary multiplied by the number of years of credited service prior to January 1, 2005, up to 40 years, plus ..55 percent of such average base salary in excess of “covered compensation,” multiplied by the number of years of credited service earned prior to January 1, 2005, up to 35 years, and (ii) the sum of one percent of such average base salary multiplied by the number of years of credited service earned after January 1, 2005, up to 35 years (including years of service earned prior to January 1, 2005). “Covered compensation” for this purpose means the average (without indexing) of the Social Security taxable wage base in effect for each calendar year during the 35-year period ending with the last day of the calendar year in which the participant attains (or will attain) Social Security retirement age.
      Contributions to the Pension Plan are actuarially determined and cannot be appropriately allocated to individual participants. As of December 31, 2005, the Named Executive Officers had the following numbers of years of service credited to them: Mr. Cochran had 11 years, Mr. Bichsel, six years, Mr. Brecht, 20 years, Mr. Lucht, four years, and Mr. Paidas, 26 years.
      FirstMerit adopted a SERP for its employees originally dated February 13, 1987, in which currently only executive officers participate. The original SERP provided total executive retirement income based upon a formula of 50% of the average earnings of the final two years of the executive’s earnings, plus 1.5% of that average for each year of service up to ten years (so that the maximum percentage will not exceed 65% of that average). This retirement income “target” is then reduced by the benefits provided by other retirement and supplemental plans, Social Security, and the benefits from previous employers’ retirement plans to produce a net benefit under the SERP. In addition, benefits are further reduced by three percent for each year where the retirement age is less than 65 years.
      The SERP was amended in 2001 to provide total executive retirement income of 50% of the average of the highest three out of the final five years of the executive’s earnings and bonus. This retirement income “target” remains subject to the same adjustments as described above. The SERP benefit is payable in the same payment options as in the qualified pension plan.
      If the executive was a member of the plan prior to the amendment on January 1, 2001, the executive will receive the greater of the monthly retirement income calculated under the amended SERP or the original SERP.
      FirstMerit also has adopted an unfunded supplemental retirement benefit plan (the “Unfunded Plan”), in which persons entitled to receive benefits under the Pension Plan are eligible to receive the excess amounts they would have been entitled to under the Pension Plan but for limitations on maximum benefits imposed by the Code on tax-qualified pension plans.
      The Board of Directors established the 401(k) Plan as of October 1, 1985. This defined contribution benefit plan covers all employees of FirstMerit who have six months of service and have attained the age of twenty-one. The 401(k) Plan is subject to certain provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The 401(k) Plan permits each participant to contribute from 1% to 15% of compensation. Such contributions are known as voluntary pretax employee contributions. A participant’s voluntary pretax contributions and earnings are immediately vested and non-forfeitable. FirstMerit provides a matching contribution of an amount equal to 100% of the first 3% of the participant’s voluntary pretax contributions, and 50% of the next 3% of such contributions. These employer matching contributions and earnings are likewise immediately vested and non-forfeitable. The 401(k) Plan allows for participants to invest directly in shares of Common Stock of the Company, as well as a number of other investment alternatives comprised of a variety of investment funds. Each participant electing to purchase shares of Common Stock is permitted to vote such shares in the same manner as any other shareholder and is furnished proxy materials to such effect. Each participant may decide to have their quarterly FirstMerit Common Stock dividends paid in cash or reinvested in the 401(k) Plan. Prior to participants’ attainment of three years of service, all amounts in their matching accounts are invested entirely in shares of Common Stock. However, when participants complete their third year of service, they are entitled to direct the trustee to invest up to 100% of the amount held in their matching account among the other permitted investment funds. Distributions to participants are made by one or more of the following methods: (1) a single lump-sum payment, in cash and/or Common Stock; or (2) payments in equal or nearly equal monthly, quarterly, semiannual, or annual installments over any period not exceeding 10 years or the participant’s life expectancy at the date such payments commence, if less. Benefit distributions are recorded when paid to participants. All expenses associated with administering the 401(k) Plan, including the trustee’s fees and brokerage commissions on purchases of and transfers between investment funds, are paid by FirstMerit.
      FirstMerit amended its 401(k) Plan to provide that on and after January 1, 2005 the Company may make “Profit Sharing Contributions” from time to time in such amount as may be determined by FirstMerit’s Board of Directors. Such Profit Sharing Contributions will be allocated among those eligible employees in the Plan who are employed on the last day of a Plan Year in the proportion that such Participant’s Plan compensation for the Plan Year bears to the total compensation of all eligible Participants. The contribution level for the past year has been established at one percent (1%) of the base wages and commissions of eligible employees, with a payout date of February 13, 2006.
Compensation Committee Interlocks and Insider Participation
      The Board of Directors of FirstMerit has a Compensation Committee whose members are Messrs. Blair, Haines, Hochschwender, Isroff and Seaman. None of such persons was during the last completed fiscal year an officer or employee of FirstMerit or any of its subsidiaries or formerly an officer of FirstMerit or any of its subsidiaries. None of such directors had any business or financial relationships with FirstMerit requiring disclosure in this proxy statement.
Employment Contracts and Termination of Employment Arrangements
      This section discusses the employment contracts and termination agreements for the Chief Executive Officer and the other Named Executive Officers.
      Effective December 1, 2003, the Company entered into an Amendment to the Amended and Restated Employment Agreement with John R. Cochran which provides that he serve as the Chairman and Chief Executive Officer of the Company, sets his annual base salary at $665,000 (subject to annual review; Mr. Cochran’s base salary was set at $718,000 in April, 2005), and also provides for the terms of payment of salary and benefits in the event of his death or disability, termination or a Change in Control. Pursuant to the agreement, Mr. Cochran will receive bonuses in accordance with the Company’s Executive Cash Incentive Plan. His threshold award under such program was initially set at 24%, and is now set at 17%, of his base salary; his maximum award is 126% of his annual base salary.
      Mr. Cochran also was provided the right to participate in various retirement plans, as well as certain additional benefits provided to executive officers (including those provided to all employees generally), as detailed in the “Summary Compensation” and “Option/SAR Grants in Last Fiscal Year” tables above. The agreement contains a covenant not to compete for a minimum two-year period immediately following termination or expiration of the agreement that is conditioned upon FirstMerit’s payment of certain obligations. These obligations consist essentially of the payment of Mr. Cochran’s base salary, bonus and other benefits until the earlier of the second anniversary of the termination date or the last day of the month of Mr. Cochran’s sixty-fifth birthday. In the event that Mr. Cochran’s employment is terminated at his election or for “Cause,” the covenant not to compete remains in force, notwithstanding that FirstMerit may elect not to make the payments described in the preceding sentence.

      The Board of Directors also agreed to nominate Mr. Cochran to the Board of Directors. Additionally, if Mr. Cochran’s employment is terminated by FirstMerit without Cause or by Mr. Cochran with “Good Reason” during the term of the agreement, his base salary and benefits continue for one year. The agreement terminates on February 28, 2008, unless terminated at an earlier time pursuant to its terms.
      The employment agreement also provides that if there is a “Change in Control” of FirstMerit, and within three years Mr. Cochran is terminated without Cause or resigns with Good Reason, or within one year resigns without Good Reason (each a “Qualifying Termination”), he will be entitled to an amount payable in one lump sum in addition to amounts owed for the remaining term of any then applicable noncompetition agreement. This amount will be equal to (i) the lesser of (a) Mr. Cochran’s annual base salary in effect at the time of termination or immediately prior to the change in control (whichever is higher) or (b) one-twelfth of such annual base salary, multiplied by the number of months between the termination and Mr. Cochran’s sixty-fifth birthday (including both the months of termination and of Mr. Cochran’s birthday), plus (ii) an amount equal to the target level of incentive compensation during the year of the date of termination. Such amount will not be paid, however, if the termination is (i) due to death, retirement or disability, (ii) by FirstMerit (or its successor) for Cause, or (iii) by Mr. Cochran without Good Reason on or after the first anniversary of the Change in Control.
      In addition, Mr. Cochran is to receive a lump-sum payment after a Qualifying Termination equal to (i) the lesser of (a) the annual cost of all accident, disability, and life insurance in effect at the time of termination or immediately prior to the Change in Control (whichever is higher) or (b) one twelfth of such amount, multiplied by the number of months between the termination and Mr. Cochran’s sixty-fifth birthday (including both the months of termination and of Mr. Cochran’s birthday). Mr. Cochran also will receive continued health care coverage and continued payment by the Company of premiums on the Executive Life Insurance Policy (plus 40% of such premiums as a tax “gross-up”).
      Also, in the event of a Change in Control, Mr. Cochran’s stock options and similar rights in which he participates would be subject to immediate vesting. Based upon the closing price of FirstMerit Common Stock on December 30, 2005 of $25.91, and had a Change in Control and Qualifying Termination occurred on that date, the Company believes Mr. Cochran would have been entitled to a cash payment of approximately $5,460,815. FirstMerit also must pay for one year (up to $35,000) of reasonable outplacement expenses incurred by Mr. Cochran in seeking comparable employment through a placement firm.
      The Company also had an agreement to employ Mr. Lucht as Executive Vice President and Chief Credit Officer through December 31, 2005, at which time Mr. Lucht became an at-will employee. The agreement set Mr. Lucht’s base salary at $225,000 (subject to annual review; Mr. Lucht’s base salary was set at $280,000 in April 2005), and also provided for the terms of payment of salary and benefits in the event of his death or disability, certain terminations prior to December 31, 2005, or certain terminations after a Change in Control. Pursuant to the agreement, Mr. Lucht was eligible to participate in the Company’s Executive Cash Incentive Plan at levels established from time to time by the Board of Directors. Pursuant to the agreement, Mr. Lucht received nonqualified stock options to purchase 50,000 shares of Common Stock and 15,000 restricted shares of Common Stock.
      To promote stability among the other executive officers, the Board of Directors has authorized the Company to enter into agreements with other key officers regarding their termination due to a change in control or due to a displacement. Displacement means the termination of the employee’s employment with the Company as a consequence of a merger, acquisition or like transaction, either before or after the closing of the transaction, and where no change in control of the Company has occurred. An employee cannot receive benefits under both the change in control and displacement agreements. The benefits under the displacement agreements are substantially similar to those provided under the change in control agreements. All of the other Named Executive Officers have agreements which have change in control and displacement provisions.
      The change in control agreements each provide that if there is a Change in Control of FirstMerit, and the Named Executive Officer is subsequently terminated during the term of his agreement, the officer will be entitled to an amount payable in one lump sum. This amount will be equal to the Named Executive Officer’s base salary (at the highest annualized rate in effect during the period after or immediately prior to the Change in Control) multiplied by 2.5 (or two in the case of Mr. Lucht), plus an amount equal to the target level of incentive compensation during the year of the date of termination, multiplied by 2.5 (or two in the case of Mr. Lucht). Such amount will not be paid, however, if the termination is (i) due to death, retirement or disability, (ii) by FirstMerit for cause, or (iii) by the Named Executive Officer other than for good reason (each a “Disqualifying Termination”). In addition, each Named Executive Officer is to receive benefits during the 30 month period after termination (or two years in the case of Mr. Lucht) which must include medical and life insurance benefits identical to those in effect just before the change in control.
      Upon a Change in Control, each Named Executive Officer also will be entitled to immediate vesting of all stock options and similar rights in which the officer participates. Based upon the closing price of FirstMerit Common Stock effective for December 30, 2005 of $25.91, the Company believes that, had a Change in Control and a termination (other than a Disqualifying Termination) occurred on that date, the following Named Executive Officers would have been entitled to the following payments: Mr. Bichsel, $862,474, Mr. Brecht, $1,092,598, Mr. Paidas, $1,223,556, and Mr. Lucht, $1,788,827. Except for Mr. Lucht, the foregoing totals are limited to the amounts permitted under Section 4999 of the Code without being considered “parachute payments.” FirstMerit must also pay for one year (up to $25,000) of reasonable outplacement expenses incurred by the officer in seeking comparable employment through a placement firm.
FirstMerit Compensation Committee Report on Executive Compensation

Philosophy and Composition of Committee
      FirstMerit’s executive compensation program, designed and administered by the Compensation Committee of the Board of Directors, is intended to enable FirstMerit to attract, motivate and retain top quality executive officers by providing a fully competitive and comprehensive compensation package. It provides for base salaries that reflect individual performance as well as annual variable incentive awards payable in cash for the achievement of financial performance goals established historically by the Compensation Committee and approved by the independent directors. In addition, long-term, stock-based incentive awards are granted to strengthen the mutuality of interest between the executive officers and FirstMerit’s shareholders and to motivate and reward the achievement of important long-term performance objectives of FirstMerit. Retirement plans provide further incentive for executive officers to remain with FirstMerit for the long term.

Establishment of Executive Compensation Program and Procedures
      For each executive officer, the Committee is responsible for the establishment of base salary, as well as an award level for the Executive Cash Incentive Plan, both subject to approval by the independent directors. The Committee is also responsible for the award level and administration of the stock option programs for executive officers, as well as recommendations regarding other executive benefits and plans, subject to the same approval process.

      In 2005, the Compensation Committee met eight times and utilized the services of Gough Management Co. (“Gough”) and Hewitt Associates (“Hewitt”), compensation and benefit companies, to make recommendations regarding FirstMerit’s executive compensation program. The advice of Gough and Hewitt was reviewed by the Committee in making its determinations and recommendations. The Committee also consulted with the executive officer in charge of its Human Resources Department. In reviewing the individual performance of the Named Executive Officers whose compensation is detailed in this Proxy Statement, the Committee takes into account the views of the Chief Executive Officer of FirstMerit. In evaluating the Chief Executive Officer’s performance for 2005, the Committee reviewed reports submitted by each director and reported on that evaluation directly to the independent members of the Executive Committee, and then to all independent directors.
      As an overall evaluation tool in determining levels of compensation for the FirstMerit executive officers, as well as for the Chief Executive Officer, the Committee reviews the compensation policies of other public companies, as well as published financial industry salary surveys. Although the Committee has not established a specific comparison group of bank holding companies for determination of compensation, those listed in the salary surveys that share one or more common traits with FirstMerit, such as market capitalization, asset size, geographic location, similar lines of business and financial returns on assets and equity, are given more weight. The companies listed in the various salary surveys may or may not be included in the Nasdaq Banks Index (an index included in FirstMerit’s “Performance Graph” below).
      As an individual evaluation tool in determining levels of compensation for the FirstMerit executive officers, including the Chief Executive Officer, the Committee annually prepares and reviews a tally sheet for each officer which summarizes each aspect of that officer’s compensation. In this manner, the Committee is able to assess and understand the components as well as the aggregate value of each officer’s compensation and benefits relative to other officers within the Company and relative to industry peers.

Components of Named Executive Officer Compensation
      For 2005, the executive compensation program for the Named Executive Officers consisted of four primary components: (i) a base salary; (ii) incentive compensation; (iii) executive benefits, such as life insurance and retirement benefits; and (iv) benefits that are generally available to all employees. These components are discussed in detail below.
      Base Salary. Each Named Executive Officer’s base salary and performance are reviewed annually. Base salary is determined primarily by evaluating the individual officer’s level of responsibility for the position, comparing the position to similar positions within FirstMerit and by comparing salaries detailed in salary surveys for banking executives with similar experience and responsibilities outside of FirstMerit.
      Significant weight is also given to the views of the Chief Executive Officer of FirstMerit regarding how the Named Executive Officer has performed relative to his annual performance goals. These goals are established annually by the Chief Executive Officer for each Named Executive Officer and include personal and corporate goals. The nature of these goals differs depending upon each officer’s job responsibilities. Goals are both qualitative in nature, such as the development and retention of key personnel, quality of products and services and management effectiveness; and quantitative in nature, such as sales and revenue goals, and cost containment.
      The Named Executive Officer’s base salary was then approved by the Committee based upon the items listed above, as well as upon the Company’s overall performance during the preceding year. The Committee did not place a specific weight value on any of the above-listed factors.

      Incentive Compensation. Incentive compensation includes two programs: the award of cash bonuses through the Executive Cash Incentive Plan and the award of stock options and restricted stock. Participants and awards under FirstMerit’s incentive plans were determined by the Committee in 2005 (subject to Board approval with respect to stock awards).
      Cash Incentive Compensation. FirstMerit’s policy for cash incentive compensation, as set forth in the Executive Cash Incentive Plan, is to reward the achievement of financial objectives established in advance by the Committee and the Board of Directors. At the beginning of each year, corporate performance goals are established by the Committee and the Board of Directors. The corporate performance goals focus upon the earnings per share of FirstMerit. Individual performance goals, such as net income after capital charge for a business area (referred to as NIACC), are proposed by the Chief Executive Officer and the Executive Vice President of Human Resources, and recommended and approved by the Compensation Committee and, with respect to Mr. Cochran, approved by the Board of Directors. An incentive bonus award for a Named Executive Officer depends upon two basic factors: (i) the position held by the Named Executive Officer, which establishes a maximum bonus available based upon a percentage of the officer’s base salary (17% to 126% of the annual base salary for the Chief Executive Officer; 12% to 90% of base salary for Senior Executive Vice Presidents and 11% to 83% of base salary for Executive Vice Presidents, which include all other Named Executive Officers), and (ii) the extent to which the performance goals have been met or exceeded.
      All cash incentive compensation is paid in the first quarter of each year with regard to the prior year, unless deferred at the officer’s election under FirstMerit’s Executive Deferred Plan.
      Stock Options and Restricted Stock. FirstMerit’s philosophy for granting stock options is based on the principles of encouraging key employees to remain with the Company by providing them with a long-term interest in the Company’s overall performance and an incentive to manage with a view toward maximizing long-term shareholder value. Stock option grants provide an incentive for the creation of shareholder value since the full benefit of the grant to each Named Executive Officer can only be realized with an appreciation in the price of FirstMerit’s Common Stock.
      Option grants provide the right to purchase shares of FirstMerit’s Common Stock at the fair market value on the date of the grant. Stock options are granted to Named Executive Officers pursuant to the 2002 Stock Plan using guidelines which include corporate performance and individual responsibilities and performance.
      In 2005, the Committee determined and awarded stock options to certain key individuals. The Named Executive Officers were granted options which generally vest ratably each year over a three-year period from the date of grant. However, as announced in its press release dated December 27, 2005, the Company accelerated the vesting of outstanding unvested options which had an exercise price of more than $26.32, the closing price of Common Stock on December 27, 2005, which included all unvested options granted to the Named Executive Officers in 2005 other than 150,000 granted to Mr. Cochran and those with respect to reload grants to Mr. Brecht and Mr. Paidas, which vested on the date of grant in the aggregated amounts of 11,051 and 22,954, respectively. The total number of options granted in 2005 for all participants in the 2002 Stock Plan was 1,267,921 shares of Common Stock, of which 372,005 shares, or 29.34%, were awarded to the Named Executive Officers. In addition, Mr. Lucht was granted 4,000 shares of restricted stock pursuant to the 2002 Stock Plan.
      Stock Ownership Guidelines. The Board adopted stock ownership guidelines for its officers in February 1996. The guidelines state that, within five years after adoption, each officer of FirstMerit should own

Common Stock having a market value equal to at least the following multiple of the officer’s base salary: Chief Executive Officer and President, five times; Executive Vice President, three times; and Senior Vice President, two times. The Compensation Committee annually reviews and reports to the Board the level of ownership to monitor the progress towards attaining these guidelines. The purpose of the guidelines is to encourage personal investment in FirstMerit’s Common Stock and thereby to foster enhanced personal interests in the financial performance and success of the Company.
      Executive Benefits. Executive officers who meet predetermined eligibility requirements are able to participate in the Company’s executive benefit plans, in addition to the benefits offered to all full-time employees. These executive benefits include a variable life insurance policy, executive long-term disability program, the SERP, as amended, the Unfunded Plan, the Executive Deferred Plan and change in control agreements.
      General Employee Benefits. All full-time employees, including executive officers, are eligible to participate in Company-sponsored employee benefit programs. These benefits are commonly available in business and are considered necessary to attract and retain talent in the Company. These benefits include medical and prescription drug insurance, term life insurance, long-term and short-term disability, paid holidays, paid time off, vision and dental insurance, the 401(k) Plan and the Pension Plan.
      Consideration of All Elements of Executive Compensation. The Compensation Committee considers the totality of the compensation and benefits offered to FirstMerit’s executive officers as part of the Committee’s efforts to attract and retain executive talent for the Company. The Compensation Committee reviews and approves all eligible executives for benefits and approves the salary increases for executive officers. As part of this process, the Committee uses a tally sheet which summarizes every aspect of each officer’s compensation to assess the individual components as well as the aggregate value of each officer’s compensation and benefits relative to other officers within the Company and relative to industry peers.
      Throughout the year, the Compensation Committee reviews participation in the various executive benefit plans and the cost of these plans, and acts upon recommendation by management and consultants to modify the various elements of executive compensation and participation in benefit programs. The Compensation Committee evaluates all aspects of the benefit and compensation offerings in their totality in terms of their competitiveness, purposes and costs.

Determination of the Chief Executive Officer’s Compensation
      John R. Cochran has served as the Chief Executive Officer of the Company since March 1, 1995. Mr. Cochran’s compensation package is detailed in this Proxy Statement under the tables and descriptive paragraphs of this section entitled “Executive Compensation and Other Information.”
      Mr. Cochran’s base salary for 2005 was determined by the Committee through an assessment of multiple factors, including the annual financial results of FirstMerit and his overall performance as a leader of the Company. In determining compensation, the various management and performance categories are given different weights (from 7.5% to 25%) and different maximum ratings (from 4 to 28 points), to yield an aggregate weighted evaluation rating. In addition to these weighted factors, the Committee also reviewed information from Gough to determine if there were any overall trends in the financial services industry regarding compensation of chief executive officers that would suggest any adjustments to the amounts to be paid to Mr. Cochran.

      Based on these factors, the Committee established Mr. Cochran’s 2005 annual base salary at $718,000, which was an increase from his prior $695,000 base salary. Mr. Cochran was also granted stock options to purchase 150,000 shares of Common Stock which vest ratably over the next three years. All options were granted at a per share price equal to 100% of the fair market value on the date of grant. All options granted were NQSOs and equated to 11.83% of all options granted in 2005.

Deductibility of Executive Compensation
      The Committee has reviewed the qualifying compensation regulations issued by the Internal Revenue Service under Code Section 162(m), which provide that no deduction is allowed for applicable employee remuneration paid by a publicly held corporation to the chief executive officer or any of the other four highest paid officers of the corporation to the extent that the remuneration paid to the employee exceeds $1.0 million for the applicable taxable year, unless certain conditions are met. Compensation pursuant to certain stock option plans and other performance based compensation may be excluded from the $1.0 million limit. During 2005, remuneration for Mr. Cochran exceeded the $1.0 million limit by $607,456, due primarily to the inclusion in Mr. Cochran’s compensation of $723,576 in cash value of dividend units which became payable to Mr. Cochran upon the exercise of options to acquire 221,667 shares of Common Stock which Mr. Cochran exercised in 2005. These options and the dividend units accompanying them were granted on March 1, 1995, April 12, 1995 and February 15, 1996 under the Amended and Restated 1992 Stock Option Program. Remuneration may not exceed the $1.0 million limit during 2006 for any employee covered by Section 162(m), although the uncertain value and unknown type of stock awards exercised at future dates makes it impossible for FirstMerit to assure that such limit will not be exceeded at some date in the future.
      It is the Company’s position that stock options awarded under certain of its stock option plans, including the 2002 Stock Plan, the Amended and Restated 1999 Stock Option Plan and the Amended and Restated 1997 Stock Option Plan, will not count toward the Section 162(m) limit. Stock options still outstanding under earlier FirstMerit stock plans and restricted stock awards and dividend units are not, however, treated as exempt from the calculation. Awards of stock options and stock appreciation rights under the proposed 2006 Equity Plan will not count toward the Section 162(m) limit, but other forms of awards, such as time-based restricted stock, may not be exempt. Amounts deferred by executives under the Executive Deferred Plan will not count toward the Section 162(m) limit.
      The foregoing report has been respectfully furnished by the members of the Compensation Committee as of February 15, 2006, being:

R. Cary Blair, Chair Terry L. Haines Richard N. Seaman	J. Michael Hochschwender Clifford J. Isroff

Performance Graph
      Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on FirstMerit’s Common Stock against the cumulative return of the Nasdaq Banks Index, the Nasdaq Index and the S&P 500 Index for the period of five fiscal years commencing December 31, 2000 and ended December 31, 2005. The graph assumes that the value of the investment in FirstMerit Common Stock and each index was $100 on December 31, 2000 and that all dividends were reinvested.

	2000	2001	2002	2003	2004	2005

FMER	100.00	$105.08	$87.27	$114.14	$124.87	$118.31
Nasdaq Banks(1)	100.00	112.54	120.36	160.13	182.02	178.56
Nasdaq	100.00	79.19	54.46	82.11	89.62	91.53
S&P 500	100.00	88.12	68.65	88.33	97.94	102.75

(1)	This is an Index of the Center for Research in Security Prices (CRSP®) and includes all companies listed on the Nasdaq Stock Market as companies within the SI codes of 602 and 671, which codes designate commercial banks, bank holding companies and certain other financial institution holding companies.
Director Compensation
      The following table describes the standard arrangements pursuant to which non-employee directors of FirstMerit have been compensated for their services. These arrangements were effective as of April 2005:

Annual	Fee per	Fee per	Fee per Audit
Base Retainer Fee	Board Meeting	Committee Meeting	Committee Meeting

$22,000	$1,500 (1)	$1,350 (1)	$1,750 (1)

(1)	Directors are paid $750 for telephonic Board and committee meetings.
     Each non-employee director who serves as the chair of a Board committee receives additional cash compensation of $1,350 per meeting, except the chair of the Audit Committee who receives $1,750 per Audit Committee meeting. Also, Clifford J. Isroff received an additional $40,000 for serving as the lead independent director in 2005. FirstMerit may pay fees to directors who are former officers of FirstMerit or the Subsidiaries but not to directors who are incumbent officers of FirstMerit or the Subsidiaries.
      The FirstMerit Director Deferred Compensation Plan (“Director Deferred Plan”), which was approved by the shareholders in April 1996, permits each director of FirstMerit who is not an employee to elect to defer fees in either “stock units” (which are not actual shares of FirstMerit Common Stock, but are tied to the performance thereof), or have them credited by FirstMerit to a deferred benefit account, which is credited with interest at a rate that is two percentage points over the average of the composite yield on Moody’s average Corporate Bond Yield for the month of October preceding each plan year. Seven of FirstMerit’s directors participated in the Director Deferred Plan during 2005.
      In April 1999, the shareholders approved the FirstMerit Corporation 1999 Stock Plan (the “1999 Stock Plan”). The 1999 Stock Plan generally provides for granting NQSOs to directors who are not full-time employees of FirstMerit. Under the Plan, up to 200,000 shares of FirstMerit Common Stock may be issued, subject to adjustment in the event of certain corporate transactions as described below. Pursuant to the 1999 Stock Plan, each non-employee director was permitted to be awarded annually, on the day after the Annual Meeting of Shareholders, NQSOs to purchase 5,000 shares of Common Stock. This amount may be changed from time to time by the Board. The option price per share is 100 percent of the fair market value of a share of Common Stock on the date the option is granted. The Plan provides that in the event of a change in control, FirstMerit will promptly pay to each participant an amount equal to the aggregate amount accrued on any dividend units held by the participant on the date of the change in control, although no dividend units are outstanding.
      In April 2002, the shareholders approved the 2002 Stock Plan, and in April 2004, the shareholders approved the Amended and Restated 2002 Stock Plan. This Plan generally provides for granting of NQSOs to directors who are not full-time employees of FirstMerit. Under the Plan, up to 300,000 shares of FirstMerit Common Stock may be issued, subject to adjustment in the event of certain corporate transactions as described below. Each non-employee director is awarded annually, on the day after the Annual Meeting of Shareholders, NQSOs to purchase a certain number of shares of Common Stock (3,000 in 2005). This amount may be increased from time to time by the Board, but cannot exceed 10,000 shares annually. The option price per share is 100 percent of the fair market value of a share of Common Stock on the date the option is granted. The Plan provides that in the event of a change in control, FirstMerit will promptly pay to each participant an amount equal to the aggregate amount accrued on any dividend units held by the participant on the date of the change in control, although no dividend units are outstanding. In addition, each non-employee director is awarded a one-time grant of 1,000 restricted shares at the time of first election or appointment to the Board of Directors, and 500 restricted shares annually on the day after the Annual Meeting of Shareholders, each of which vest on the first year anniversary of the date of grant, provided the director remains in office.
      In February 1996, the Board adopted stock ownership guidelines for its directors. The guidelines state that within five years after adoption, each director of FirstMerit should own Common Stock having a market value equal to at least five times the director’s base retainer.
Certain Relationships and Related Transactions
      During 2005, certain current directors and executive officers of FirstMerit, and their associates, were customers of and had banking transactions with the Subsidiaries in the ordinary course of business. FirstMerit expects that these relationships and transactions will continue in the future. All loans and commitments to loans included in such transactions, including equipment leasing transactions, were made and will be made in the future on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not employed by or affiliated with FirstMerit, and did not involve more than the normal risk of collectibility or present other unfavorable features.
      The law firm of Vorys, Sater, Seymour and Pease LLP performed legal services for FirstMerit and the Subsidiaries in 2005. Philip A. Lloyd, II, a Class I Director of FirstMerit, was of counsel with the law firm during 2005. Fees related to such services during 2005 did not exceed 5% of the law firm’s gross revenues.
      The law firm of Colella & Weir, P.L.L. received fees for the performance of legal services for one of the Subsidiaries in 2005. Richard Colella, a Class I Director of FirstMerit, is a shareholder of the law firm. During 2005, Colella & Weir, P.L.L. was paid $88,586. The amount of Mr. Colella’s interest in such fees cannot practicably be determined.
Principal Shareholders
      The following table describes the beneficial ownership of Common Stock of each person or entity known by FirstMerit to be the beneficial owner of more than five percent of the total shares issued and outstanding on or about February 15, 2006. Under rules and regulations promulgated by the Commission, a person is deemed to be the “beneficial owner” of all the shares with respect to which he has or shares voting power or investment power, regardless of whether he is entitled to receive any economic benefit from his interest in the shares. As used herein, the term “voting power” means the power to vote or to direct the voting of shares, and “investment power” means the power to dispose of or to direct the disposition of shares.
      These parties have certified to the Commission that the shares were acquired in the ordinary course of business and were not acquired for the purpose of and do not have the effect of changing or influencing the control of FirstMerit.

	Shares and Nature of Beneficial Ownership

Name and Address of	Sole	Shared
Beneficial Owner	Ownership	Ownership	% of Class

Barclays Global Investors, NA(1)	6,603,272	–0–	8.27%
Barclays Global Fund Advisors
45 Fremont Street
San Francisco, CA 94105

Cincinnati Financial Corporation	5,351,500	–0–	6.70%
P.O. Box 145496
Cincinnati, OH 45250

(1)	As reported in a Schedule 13G dated and filed with the Commission on January 26, 2006 by Barclays Global Investors, NA, Barclays Global Fund Advisors and a group of other affiliated entities. The Schedule 13G states that (a) Barclays Global Investors, NA beneficially owns and has the sole power to dispose of an aggregate of 1,784,703 shares of FirstMerit’s Common Stock and the sole power to vote an aggregate of 1,433,719 shares of its Common Stock, and (b) Barclays Global Fund Advisors beneficially owns and has the sole power to dispose of an aggregate of 4,918,569 shares of FirstMerit’s Common Stock and the sole power to vote an aggregate of 4,914,571 shares of its Common Stock.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
      The Audit Committee of the Board of Directors (the “Audit Committee”) for 2005 was comprised of five directors. The Board initially adopted a new Audit Committee Charter effective February 2003, that reflected the corporate governance reforms embodied by then current and proposed Commission and Nasdaq rules and listing requirements. The Board reviews and adopts this Charter on an annual basis to reflect current Commission and Nasdaq rules, requirements and best corporate practices. A copy of the current Charter is available on the Company’s website at www.firstmerit.com. The directors who serve on the committee are John C. Blickle, Chair, Karen S. Belden, Gina D. France, Richard N. Seaman and Jerry M. Wolf, and all such directors are “independent” for purposes of the Nasdaq listing requirements.
      One of the corporate governance reforms under the Sarbanes-Oxley Act of 2002 requires each reporting company to disclose whether it has at least one “audit committee financial expert” serving on its Audit Committee, and if so, the name of the expert and whether the expert is independent of management. The Board of Directors has determined that John C. Blickle and Gina D. France each are “audit committee financial experts” under Commission rules, as well as being independent of management. Mr. Blickle obtained such knowledge through his education and experience as a certified public accountant. Ms. France acquired those attributes through education and her experience in the investment banking industry.
      Management is responsible for the Company’s internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes, and the Committee chair, as representative of the Committee, discusses the interim financial information contained in quarterly earnings announcements with both management and the independent auditors prior to public release. The Audit Committee also recommends to the Board of Directors the selection of the Company’s independent registered public accounting firm and must pre-approve all services provided by the firm.
      The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and, other than Mr. Blickle and Ms. France for the purposes described above, are not experts in the fields of accounting or auditing, including in respect of auditor independence. Nasdaq rules require each member of the Audit Committee to be able to read and understand financial statements. The Company believes that each member of the Audit Committee as constituted satisfies this requirement. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm, although each member of the Audit Committee has the authority to engage and determine funding for independent advisors as deemed necessary. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s independent registered public accounting firm is in fact “independent.”
      In this context, the Audit Committee met and held discussions with management of the Company, who represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee reviewed and discussed the consolidated financial statements with both management and the Company’s independent registered accounting firm, PricewaterhouseCoopers LLP (“PwC”). The Audit Committee also discussed with PwC matters required to be discussed by Statement on Auditing Standards No. 61

(Communication with Audit Committees). PwC provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has discussed with PwC any relationships with or services to the Company or its subsidiaries that may impact the objectivity and independence of PwC, and the Audit Committee has satisfied itself as to PwC’s independence.
      Based upon the Audit Committee’s discussion with management and PwC, and the Committee’s review of the representation of management and the report of PwC to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2005 be included in the Company’s Annual Report on Form 10-K filed with the Commission. The Audit Committee also recommended that PwC be retained as the Company’s independent registered public accounting firm for the 2006 fiscal year.

John C. Blickle, Chair Karen S. Belden Gina D. France	Richard N. Seaman Jerry M. Wolf
Independent Registered Public Accounting Firm Fees
      The Audit Committee reviewed a report from the Company’s independent registered public accounting firm and others regarding the aggregated fees received in the following categories in fiscal 2005 and 2004:

	2005	2004

Audit Fees	$1,328,885	$1,179,526
Audit-Related Fees	8,357	151,085
Tax Fees	47,094	0
All Other Fees	0	1,600
      Audit Fees consist of fees billed in the last two fiscal years for the audit of the Company’s annual financial statements, the review of financial statements included in the Company’s quarterly reports on Form 10-Q, statutory and subsidiary audits and services provided in connection with regulatory filings during those two years.
      Audit-Related Fees consist of fees billed in the last two fiscal years for assurance or services reasonably related to the audit and review of the Company’s financial statements. The [2004] fees primarily related to Sarbanes-Oxley Section 404 attestation report advisory services.
      Tax Fees represent fees for professional services for tax compliance, tax advice and tax planning.
      All Other Fees represent fees for services relating primarily to an audit in fiscal 2004 of collateral securing advances by the Federal Home Loan Bank.
      The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of PwC and has concluded that it is.
Pre-Approval of Fees
      Under applicable Commission rules, the Audit Committee pre-approves the audit and non-audit services performed by the independent registered public accounting firm to assure that the provision of the services does not impair the firm’s independence. Unless a type of service to be provided by the independent registered public accountants has received general pre-approval, it requires specific pre-approval by the Committee. In addition, any proposed services exceeding pre-approved cost levels require specific Audit Committee pre-approval. The Audit Committee has delegated pre-approval authority to its Chairman, provided that the pre-approval is to be reviewed with the Audit Committee at its next regular meeting. The Audit Committee also reviews, generally on a quarterly basis, reports summarizing the services provided by the independent registered public accountants. All of the services related to Audit-Related Fees or Tax Fees described above were pre-approved by the Audit Committee.
PROPOSAL 2 — RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      Upon the recommendation of the Audit Committee, FirstMerit has appointed PwC as its independent registered public accounting firm for 2006. PwC, and its predecessor Coopers & Lybrand, has served as the independent registered public accounting firm for the Company since 1992. A representative of the firm will be present at the meeting and will be available to answer questions. The representative will have the opportunity to make a statement at the meeting if he or she desires to do so.
      By Nasdaq and Commission rules and regulations, selection of the Company’s independent registered public accounting firm is the direct responsibility of the Audit Committee. The Board of Directors has determined, however, to seek shareholder ratification of that selection as both good corporate practice and to provide shareholders an avenue to express their views on this important matter. The affirmative vote of the holders of a majority of the shares of Common Stock represented at the meeting in person or by proxy is necessary to ratify the selection of the Company’s independent registered public accounting firm for the current year. Under applicable law, listing requirements and the Company’s Regulations, abstentions and broker non-votes are counted as present; the effect of an abstention or a broker non-vote is the same as a “no” vote. Unless otherwise indicated, the persons named in the Proxy will vote all Proxies in favor of ratification. If shareholders fail to ratify the selection, the Audit Committee will seek to understand the reasons for such failure and will take those views into account in this and future appointments of the Company’s independent registered public accounting firm. Even if the current selection is ratified by shareholders, the Audit Committee reserves to itself the right to terminate the engagement of PricewaterhouseCoopers LLP and appoint a different independent auditor at any time during the year if the Audit Committee determines that such change would be in the best interests of the Company and its shareholders.
      THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS EACH RECOMMEND A VOTE “FOR” RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE CURRENT YEAR.

PROPOSAL 3 — APPROVAL OF FIRSTMERIT CORPORATION 2006 EQUITY PLAN
General
      We are asking shareholders to approve the FirstMerit Corporation 2006 Equity Plan (the “2006 Equity Plan”). THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT A VOTE “FOR” APPROVAL OF THE 2006 EQUITY PLAN.
      The 2006 Equity Plan is intended to foster and promote the long-term financial success of the Company and its subsidiaries and to increase shareholder value by:

•	Providing employees and directors an opportunity to acquire an ownership interest in the Company. Under the 2006 Equity Plan, the Company will have authority to grant stock options and stock appreciation rights and to make restricted stock and performance share grants and other stock-based awards to employees and non- employee directors of the Company and its subsidiaries.

•	Enabling the Company and its subsidiaries to attract and obtain the services of outstanding employees and directors upon whose judgment, interest and special efforts the successful conduct of the business of the Company and its subsidiaries is largely dependent. The various types of equity awards available under the 2006 Equity Plan will give the Company flexibility to respond to market-competitive changes in equity compensation practices.

•	Enhancing the Company’s sound corporate governance practices. The 2006 Equity Plan contains a number of provisions that the Board believes are consistent with the interests of shareholders and sound corporate governance practices. These include:

•	a requirement that stock options and stock appreciation rights have an exercise price equal to or greater than the fair market value of the Company’s shares on the date the stock option is granted;

•	a prohibition on the repricing of stock options and stock appreciation rights without the approval of the shareholders; and

•	authorization of a fixed number of shares for issuance under the 2006 Equity Plan, thereby requiring shareholder approval of any additional authorization of shares.
Summary of the 2006 Equity Plan
      The principal features of the 2006 Equity Plan are summarized below. The complete text is set forth in Appendix A to this Proxy Statement.
      Plan Administration. The Compensation Committee of the Board of Directors (the “Committee”), will administer all aspects of the 2006 Equity Plan although the Equity Plan Board has final authority to grant awards to employees and to establish the terms of those awards. The amount and terms of all equity awards to non-employee directors will be determined by the entire Board of Directors. When the term “Equity Plan Board” is used in this discussion of the 2006 Equity Plan in reference to grants to non-employee directors, it refers to the entire Board of Directors.
      The Equity Plan Board is comprised of those directors who are non-employee directors as defined under Rule 16b-3 of the 1934 Act, are “outside directors” within the meaning of Section 162(m) of the Code and do not receive remuneration from the Company or any related entity in any capacity other than as a director, except as permitted by the Code.

      The Equity Plan Board has the authority to, among other things:

•	construe and interpret the 2006 Equity Plan;

•	adopt, amend and rescind rules and regulations relating to the administration of the 2006 Equity Plan;

•	decide which employees of the Company or any related entity of the Company and non-employee directors will be granted awards;

•	identify the awards to be granted to each participant;

•	specify the terms and conditions of each award, including the procedures for exercising an award; and

•	administer any performance-based awards, including certifying that applicable performance objectives have been met.
      The Committee is comprised of at least three directors, each of whom must qualify as a non-employee director, as defined under Rule 16b-3 of the 1934 Act and as an “outside director” within the meaning of Section 162(m) of the Code.
      The Committee has the authority to, among other things:

•	recommend the types of awards to be issued to employees, the terms of those awards and the employees to whom they will be issued; and

•	prepare award agreements and otherwise implement the awards authorized by the Equity Plan Board.
      None of the Board, the Equity Plan Board or the Committee, however, may reprice any award without the approval of the Company’s shareholders.
      So long as permitted by law, the Equity Plan Board and the Committee may delegate to any individual (including employees) or entity that it deems appropriate any of its duties and authority (other than the discretionary aspects of the items just described).
      Eligibility for Awards. The 2006 Equity Plan permits the Equity Plan Board to grant awards to any employee or non-employee director of the Company or any of its subsidiaries, although it is anticipated that only executives, key managers and non-employee directors will be considered for awards. There are approximately 250 of these executives and key managers of the Company and its subsidiaries who would be eligible for an award under the 2006 Equity Plan and a total of 12 non-employee directors. The selection of participants and the nature and size of grants and awards are within the discretion of the Equity Plan Board.
      Awards. The 2006 Equity Plan provides for the grant of non-qualified stock options, incentive stock options that qualify under Section 422 of the Code, stock appreciation rights, restricted stock, performance shares and whole shares, each as defined in the 2006 Equity Plan.
      Authorized Shares and Limitations on Grants. The 2006 Equity Plan authorizes the issuance of 3,000,000 shares of Common Stock, plus any shares authorized to be granted under the 2002 Stock Plan and the Amended and Restated 1999 Stock Option Plan but which are not now subject to outstanding awards thereunder (approximately 1,000,000 additional shares). If shares subject to an award granted under the 2006 Equity Plan are forfeited, terminated, exchanged or otherwise settled without the issuance of shares or the payment of cash, the shares associated with that award will be available for future grants. The shares of Common Stock issued pursuant to the 2006 Equity Plan may consist, in whole or in part, of authorized and unissued shares not reserved for any other purpose or treasury shares.

      During any fiscal year, no employee whose compensation is (or likely will be) subject to limited deductibility under Section 162(m) of the Code (a “Covered Employee”) may receive options covering more than 250,000 shares of Common Stock, stock appreciation rights covering more than 150,000 shares of Common Stock (including any shares of Common Stock in respect of awards that have been cancelled) and performance shares covering more than 100,000 shares of Common Stock, in each case subject to later adjustment as described below under the heading “Adjustments.”
      Adjustments. If there is a corporate transaction that affects the Company’s outstanding shares of Common Stock, such as a stock dividend, stock split, recapitalization, merger or other similar corporate change, the Equity Plan Board will make such adjustments as it deems necessary or appropriate to the number of shares authorized for issuance pursuant to the 2006 Equity Plan and to the individual limitations described in this discussion. The Equity Plan Board also will make adjustments to outstanding awards previously granted under the 2006 Equity Plan as it deems necessary or appropriate. Any such decision by the Equity Plan Board will be final and binding on all participants.
      Options. Options to purchase shares of Common Stock may be granted alone or in tandem with stock appreciation rights. An option may be granted in the form of a non-qualified stock option or an incentive stock option. Incentive stock options to purchase up to 500,000 shares may be granted only to employees but may not be issued to non-employee directors.
      The price at which a share of Common Stock may be purchased under an option (the exercise price) will be determined by the Equity Plan Board, but may not be less than the fair market value (as defined in the 2006 Equity Plan) of a share of Common Stock on the date the option is granted (subject to later adjustment as described above under the heading “Adjustments”). The exercise price of an incentive stock option granted to an employee who owns (as defined in the Code) stock of the Company possessing more than 10 percent of the voting power of the Company (a “10% Holder”), determined under rules issued by the Internal Revenue Service (“IRS”), may not be less than 110 percent of the fair market value of a share of Common Stock on the date the option is granted.
      The Equity Plan Board may establish the term of each option, but no incentive stock option may be exercised after 10 years from the grant date (5 years if the employee is a 10% Holder). Options will be forfeited if all conditions imposed on them have not been met.
      The number of incentive stock options that become exercisable for the first time in any year cannot relate to shares of Common Stock having a fair market value (determined on the date of grant) of more than $100,000 per employee.
      The exercise price of any option must be paid in the manner specified in the associated award agreement, which may include payment in cash (or a cash equivalent), a cashless exercise and tendering shares of Common Stock the participant already has owned for at least 6 months as partial or full payment of the exercise price.
      Unless the associated award specifies otherwise, a participant who has been granted an option has no shareholder rights with respect to the common shares covered by the option grant until the issuance of such shares to the participant.
      Stock Appreciation Rights. Stock appreciation rights (“SARs”) may be granted. The exercise price of an SAR may not be less than the fair market value (as defined in the 2006 Equity Plan) of a share of Common Stock on the date the SAR is granted (subject to later adjustment as described above under the heading “Adjustments”). An employee exercising an SAR receives the number of whole shares of Common

Stock equal to the difference between the fair market value of a share of Common Stock on the exercise date and the exercise price, multiplied by the number of shares of Common Stock with respect to which the SAR is exercised. The value of any fractional shares of Common Stock otherwise receivable upon the exercise of an SAR will be settled in cash.
      Restricted Stock. Restricted stock consists of shares of Common Stock that are issued to a participant but which are subject to restrictions on transfer and risk of forfeiture if certain specified conditions are not met. During the restriction period established by the Equity Plan Board, restricted stock will be held in escrow and may not be sold or otherwise transferred or hypothecated until the end of the transfer restriction period. Restricted stock will vest, with the associated restrictions on transfer lapsing, if during the restriction period, all conditions are met.
      Restricted stock will be forfeited if all conditions to the lapse of transfer restrictions and risk of forfeiture have not been met. Restricted stock held in escrow will not be released until all restrictions have been met at the end of the applicable restriction period. Restricted stock that has been forfeited will again become available under the 2006 Equity Plan for future awards.
      Unless the associated award agreement specifies otherwise, a participant who has been granted restricted stock will have the right to receive dividends on such shares and will have the right to vote such shares during the restriction period.
      Other Stock Awards. The Equity Plan Board is authorized to grant awards of Common Stock to any employee on any basis and subject to any terms it deems appropriate.
      Performance Shares. Performance shares are shares of Common Stock granted under the Plan that vest upon the satisfaction of performance criteria. Performance shares may be granted to Covered Employees in a manner that qualifies as “performance-based compensation” under Section 162(m), and to other employees in any manner reasonably determined by the Equity Plan Board. The Equity Plan Board’s authority to issue performance shares to Covered Employees, however, will terminate at the time of the first annual meeting of the Company’s shareholders that occurs in the fifth year following the year in which the Company’s shareholders approve the 2006 Equity Plan. The performance criteria for Performance Shares intended to qualify as “performance based compensation” will be based on one or more of the following factors:

•	net earnings or net income (before or after taxes);

•	earnings per share;

•	deposit or asset growth;

•	net operating income;

•	return measures (including return on assets and equity);

•	fee income;

•	earnings before or after taxes, interest, depreciation and/or amortization;

•	interest spread;

•	productivity ratios;

•	share price (including, but not limited to, growth measures and total shareholder return);

•	expense targets;

•	credit quality;

•	efficiency ratio;

•	market share;

•	customer satisfaction; and

•	NIACC (net income after cost of capital).
      Different performance criteria may be applied to an individual employee or to groups of employees and may be based on the results achieved separately or collectively by the Company, any Company related entity, or any combination of segments, products or divisions of the Company or its related entities. These criteria may be applied solely with regard to the Company or any related entity or relatively between the Company or any Company related entity and one or more unrelated entities.
      The Equity Plan Board will make (i) appropriate adjustments to performance criteria to reflect the effect on any performance criteria of any stock dividend or stock split affecting Stock, recapitalization, merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares or similar corporate change, (ii) similar adjustments to any portion of performance criteria that is not based on Stock but which is affected by an event having an effect similar to those just described. Further, to the extent permitted by the Code, the Equity Plan Board may make appropriate adjustments to performance criteria to reflect a substantive change in an employee’s job description or assigned duties and responsibilities.
      If the Equity Plan Board decides to grant performance shares, it will establish the performance objectives to be applied, the participants or class of participants to which the performance objectives apply and the period over which their achievement will be measured. Performance objectives will be established in the associated award agreement as soon as administratively practicable but, in the case of Covered Employees, not later than the earlier of 90 days after the beginning of the applicable performance period and the expiration of 25% of the applicable performance period.
      Unless otherwise provided in the 2006 Equity Plan or the associated award agreement, at the end of the applicable performance period, the Committee will certify to the Equity Plan Board and it will independently certify the extent to which an employee has or has not met the applicable performance criteria. If the Equity Plan Board concludes that the performance criteria have not been met, the performance shares will be forfeited. If the Equity Plan Board concludes that the performance criteria have been met, the performance shares will be distributed to the participant as shares of Common Stock, unless otherwise specified in the associated award agreement.
      Unless the associated award agreement specifies otherwise, an employee who has been granted performance shares will have no voting rights with respect to their performance shares. Also, all dividends and other distributions paid with respect to any performance shares will be held by the Company as escrow agent during the performance period. No interest or other accrual will be credited with respect to any dividends (and other distributions) held in this escrow account. If any dividends or other distributions are paid in shares of Common Stock, those shares will be subject to the same restrictions on transferability and forfeitability as the shares of Common Stock with respect to which they were issued.
      Award Agreements. The terms of each award will be described in an award agreement. By accepting an award, a participant will have agreed to be bound by the terms of the 2006 Equity Plan and the award agreement between the participant and the Company that sets forth the terms and conditions of the award. If there is a conflict between the terms of the 2006 Equity Plan and the terms of the associated award agreement, the terms of the 2006 Equity Plan will govern.
      Director Grants. The 2006 Equity Plan provides for automatic grants of awards to non-employee directors. During any fiscal year, the Board will grant to the Company’s non-employee directors non-qualified stock options to purchase 3,000 shares of Common Stock. In addition, the Board will grant to the Company’s non-employee directors 1,000 shares of restricted stock on the date immediately following their initial election as a director and 500 shares of restricted stock on the date following each annual meeting of the Company’s shareholders during which they serve as a director. The Board reserves the right to increase the number of options and shares of restricted stock granted annually to 10,000 options and 2,500 shares of restricted stock, respectively. The number of awards granted to the Company’s non-employee directors is subject to later adjustment as described under the heading “Adjustments.”
Effect of Termination of Service on Awards
      Unless the associated award agreement provides otherwise, the following rules apply to all awards granted under the 2006 Equity Plan when a participant terminates service as an employee or non-employee director, as the case may be:
      Death or Disability. Unless the associated award agreement provides otherwise, if a participant’s employment (or, in the case of a non-employee director, his or her board service) terminates because of death or disability (as defined in the 2006 Equity Plan):

•	all restricted stock held by the participant that is unvested at the time of termination of employment (or board service in the case of a non-employee director) will become fully vested;

•	all non-qualified stock options and SARs (whether or not then exercisable) held by the participant at the time of termination of employment (or board service in the case of a non-employee director) will be exercisable by the participant’s beneficiaries at any time before the earlier of the normal expiration date of the award or five years after the participant’s death or disability;

•	all incentive stock options held by the employee at the time of termination of employment will be exercisable by the employee’s beneficiaries at any time before the earlier of the normal expiration date of the award or one year after the employee’s death or disability, with any incentive stock option not exercised within one year of death or disability being treated as a non-qualified stock option;

•	a prorated portion of all performance shares granted to a participant that are subject to a pending performance period at the time of termination of employment will vest but only if the applicable performance criteria are met at the end of the performance period; and

•	all unvested whole share awards granted to an employee at the time of termination of employment will vest or be forfeited as provided in the associated award agreement.
      Retirement. Unless the associated award agreement provides otherwise, if a participant’s employment (or, in the case of a non-employee director, his or her board service) terminates because of retirement:

•	all restricted stock held by the participant that is unvested when the participant retires will become fully vested;

•	all non-qualified stock options and SARs (whether or not then exercisable) held by the participant when the participant retires will be exercisable by the participant at any time before the earlier of the normal expiration date of the award or five years after the retirement date;

•	all incentive stock options held by the employee when the employee retires will be exercisable by the employee at any time before the earlier of the normal expiration date of the award or three months after the retirement date, but any incentive stock options not exercised within three months of the date of retirement will be treated as a non-qualified stock option;

•	a prorated portion of all performance shares granted to a participant that are subject to a pending performance period when the participant retires will vest but only if the applicable performance criteria are met at the end of the performance period; and

•	all unvested whole share awards granted to an employee at the time of retirement will vest or be forfeited as provided in the associated award agreement.
      For purposes of the 2006 Equity Plan (unless otherwise stated in an award agreement), “retirement” is defined as any termination of employment on or after reaching age 55 and after qualifying to receive benefits under any defined benefit type deferred compensation arrangement maintained by the Company or any related entity.
      Involuntary Termination of Service for Cause. Unless the associated award agreement provides otherwise, all outstanding awards will be forfeited if employment is terminated for cause (as defined in the 2006 Equity Plan) as of the date of termination of service.
      Termination for any Other Reason. Unless otherwise specified in the associated award agreement, any awards that are outstanding when an employee voluntarily terminates for any reason not previously discussed will be forfeited. Any option and SARs, however, that are outstanding when a participant involuntarily terminated without cause and which are then exercisable may be exercised at any time before the earlier of the normal expiration date of the award or 30 days after the termination date, with all options and SARs not then exercisable terminating on the termination date.
      Effect of a Change in Control. If the Company undergoes a Change in Control (defined in the 2006 Equity Plan as a merger, consolidation or other similar event), all of a participant’s awards will be treated as provided in the associated award agreement or in a separate written change in control or similar agreement between the participant and the Company or any related entity.
      Amendment, Modification and Termination of Plan. The 2006 Equity Plan was approved by the Company’s Board of Directors on February 16, 2006, and will become effective upon the approval by the affirmative vote of a majority of the votes cast on this proposal at the 2006 Annual Meeting. If approved by the Company’s shareholders, the 2006 Equity Plan will remain in effect until February 16, 2016. However, the Equity Plan Board’s authority to issue any performance shares to Covered Employees will terminate at the time of the first annual meeting of the Company’s shareholders that occurs in the fifth year following the year in which the Company’s shareholders approve the 2006 Equity Plan.
      The Company may terminate, suspend or amend the 2006 Equity Plan at any time without shareholder approval except to the extent that shareholder approval is required to satisfy applicable requirements imposed by Rule 16b-3 under the 1934 Act, or any successor rule or regulation, applicable requirements of the Code or any securities exchange, market or other quotation system on which the Company’s securities are listed or traded. No amendment of the 2006 Equity Plan may (i) result in the loss of a Committee or Equity Plan

Board member’s status as a “non-employee director” as defined in Rule 16b-3 under the 1934 Act or any successor rule or regulation, (ii) cause the 2006 Equity Plan to fail to meet the requirements of Rule 16b-3 or (iii) except as otherwise provided in the 2006 Equity Plan or in the participant’s award agreement, without the consent of the participant, adversely affect any award held by such participant. However, nothing in the foregoing restricts the Company’s power to amend the 2006 Equity Plan (without additional consideration) to the extent necessary to comply with Code Section 409A, even if the amendment adversely impacts the rights of a participant.
U.S. Federal Income Tax Consequences
      The following is a brief summary of the general U.S. federal income and employment tax consequences relating to the 2006 Equity Plan. This summary is based on U.S. federal tax laws and regulations in effect on the date of this proxy and does not purport to be a complete description of the U.S. federal income or employment tax laws.
      Section 409A of the Internal Revenue Code. In 2004, the Internal Revenue Code was amended to add Section 409A, which creates new rules for amounts deferred under “nonqualified deferred compensation plans.” Section 409A includes a broad definition of nonqualified deferred compensation plans which may extend to various types of awards granted under the 2006 Plan. The proceeds of any grant that is subject to Section 409A are subject to a 20 percent excise tax if those proceeds are distributed before the recipient separates from service or before the occurrence of other specified events, such as death, disability or a change of control, all as defined in Section 409A. The IRS has not finalized regulations describing the effect of Section 409A on the types of awards issuable pursuant to the 2006 Plan. The Committee intends to administer the 2006 Plan to avoid or minimize the effect of Section 409A and, if necessary, will amend the 2006 Plan to comply with Section 409A before December 31, 2006 (or a later date specified by the IRS).
      ISOs. ISOs are intended to qualify for special treatment available under Section 422 of the Internal Revenue Code. A participant will not recognize any income when an ISO is granted or exercised and the Company will not receive a deduction at either of those times. Also, ISOs are not subject to employment taxes.
      If a participant acquires Common Stock by exercising an ISO and continues to hold that Common Stock for one year or, if longer, until the second anniversary of the grant date (each of these periods is called an “ISO Holding Period”), the amount the participant receives when he or she disposes of the Common Stock minus the exercise price will be taxable at long-term capital gain or loss rates (this is referred to as a “qualifying disposition”), depending on whether the amount the participant receives when he or she disposes of the Common Stock is larger or smaller than the exercise price he or she paid. Upon a qualifying disposition, the Company is not entitled to a deduction.
      If a participant disposes of the Common Stock before the end of either ISO Holding Period (this is referred to as a “disqualifying disposition”), the participant will recognize compensation income equal to the excess, if any, of (i) the fair market value of the Common Stock on the date the ISO was exercised, or, if less, the amount received on the disposition, over (ii) the exercise price. The Company will be entitled to a deduction equal to the income that the participant recognizes. The participant’s additional gain will be taxable at long-term or short-term capital gain rates (depending on whether he or she held the Common Stock for more than one year).
      If a participant uses Common Stock acquired by exercising an ISO (“Delivered Shares”) to pay the exercise price of another ISO, the participant’s payment will be treated as a disqualifying disposition of the

Delivered Shares if the Delivered Shares are used to exercise an ISO before the end of their ISO Holding Periods. This type of disposition generally will cause the participant to recognize ordinary income on the Delivered Shares equal to the difference between the exercise price of the Delivered Shares and the fair market value of the Delivered Shares at exercise. The Company will be entitled to a deduction equal to the ordinary income that the participant recognizes. If a participant exercises his or her ISO using (i) Common Stock that was not purchased pursuant to an ISO or (ii) Delivered Shares that were purchased by exercising an ISO that satisfied the ISO Holding Periods, the participant generally will not recognize income, gain or loss in connection with the exercise.
      If a participant exercises his or her ISO using only Delivered Shares to pay the exercise price, the participant’s basis in the same number of new shares of Common Stock will be the same as his or her basis in the Delivered Shares plus the taxable income, if any, that the participant recognized on the delivery of the Delivered Shares. Any additional new shares of Common Stock will have a zero basis.
      The rules that generally apply to ISOs do not apply when calculating any alternative minimum tax liability. When an ISO is exercised, a participant must treat the excess, if any, of the fair market value of the Common Stock on the date of exercise over the exercise price as an item of adjustment for purposes of the alternative minimum tax. The rules affecting the application of the alternative minimum tax are complex and their effect depends on individual circumstances, including whether a participant has items of adjustment other than those derived from ISOs.
      NSOs. NSOs do not receive the special tax treatment afforded to ISOs under the Internal Revenue Code, although a participant will not recognize any income when an NSO is granted and the Company will not receive a deduction at that time. However, unlike an ISO, when an NSO is exercised, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the Common Stock that the participant purchased on the date of exercise over the exercise price. Also, unlike an ISO, this same amount will be subject to employment taxes, including social security and Medicare taxes. If a participant uses Common Stock or a combination of Common Stock and cash to pay the exercise price of an NSO, he or she will have ordinary income equal to the value of the excess of the number of shares of Common Stock that the participant purchases over the number he or she surrenders, less any cash the participant uses to pay the exercise price. This same amount will be subject to employment taxes, including social security and Medicare taxes. When an NSO is exercised, the Company will be entitled to a deduction equal to the ordinary income that the participant recognizes.
      If the amount a participant receives when he or she disposes of the Common Stock that he or she acquired by exercising an NSO is larger than the exercise price the participant paid, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the Common Stock for more than one year after he or she acquired them by exercising the NSO. But, if the amount a participant receives when he or she disposes of the Common Stock that the participant acquired by exercising an NSO is less than the exercise price he or she paid, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the Common Stock for more than one year after he or she acquired them by exercising the NSO.
      SARs. A participant will not recognize any income when a SAR is granted and the Company will not receive a deduction at that time. When a SAR is exercised, a participant will recognize ordinary income equal to the cash and/or fair market value of the Common Stock the participant received upon exercise. The Company will be entitled to a deduction equal to the ordinary income that the participant recognizes. Also, the same amount will be subject to employment taxes, including social security and Medicare taxes. If the amount a participant receives when he or she disposes of any Common Stock acquired upon the exercise of a SAR is larger than the value of the Shares when the SAR was exercised, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the Common Stock for more than one year after the SAR was exercised. But, if the amount the participant receives when he or she disposes of the Common Stock is less than the value of the Common Stock when the SAR was exercised, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the Common Stock for more than one year after the SAR was exercised.
      Restricted Stock. Unless a participant makes an election under Section 83(b) of the Internal Revenue Code, the participant will not recognize taxable income when restricted stock is granted and the Company will not receive a deduction at that time. Instead, a participant will recognize ordinary income when the shares of restricted stock vest (i.e., when the participant can no longer lose them) equal to the fair market value of the Common Stock he or she receives when the restrictions lapse, less any consideration paid for the restricted stock, and the Company generally will be entitled to a deduction equal to the income that the participant recognizes. Also, the same amount will be subject to employment taxes, including social security and Medicare taxes.
      If the amount a participant receives when he or she disposes of these shares is larger than the value of the shares when the restricted stock vested, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares for more than one year after the restricted stock vested. But, if the amount the participant receives when he or she disposes of these shares is less than the value of the shares when the restricted stock vested, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares for more than one year after the restricted stock vested.
      If a participant makes a Section 83(b) election, the participant will recognize ordinary income on the grant date equal to the fair market value of the shares of restricted stock on the grant date, and the Company will be entitled to a deduction equal to the income that the participant recognizes at that time. Also, the same amount will be subject to employment taxes, including social security and Medicare taxes. However, the participant will not recognize income when (and if) the restrictions lapse. If a participant earns the shares, any appreciation between the grant date and the date the participant disposes of the shares will be treated as a long-term or short-term capital gain, depending on whether he or she held the shares for more than one year after the grant date. But, if the amount the participant receives when he or she disposes of these shares is less than the value of the shares on the grant date, the difference will be treated as a long-term or short-term capital loss, depending on whether he or she held the shares for more than one year after the grant date. Also, if a participant forfeits his or her restricted stock, the participant cannot take a tax deduction in connection with that forfeiture.
      Performance Shares. A participant will not recognize taxable income when the Company grants the participant performance shares and the Company will not receive a deduction at that time. However, if the participant satisfies the conditions imposed on the award, he or she will recognize ordinary income equal to the cash or the fair market value of the Common Stock he or she receives at the time of delivery. Also, the same amount will be subject to employment taxes, including social security and Medicare taxes. The Company generally will be entitled to a deduction equal to the income that the participant recognizes.
      If the amount a participant receives when he or she disposes of the Common Stock acquired upon the settlement of a performance shares award is larger than the value of the Common Stock when the participant received them, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares for more than one year after they were issued. But, if the amount the participant receives when he or she disposes of these shares is less than the value of the shares when they were issued, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares for more than one year after they were issued.
      Whole Shares. Upon an issuance of unrestricted Common Stock, a participant will recognize taxable income equal to the fair market value of the shares issued and the Company will receive a deduction in the same amount at that time.
      Section 162(m) of the Code. As described above, awards granted under the 2006 Equity Plan may qualify as “performance-based compensation” under Section 162(m) of the Code in order to preserve federal income tax deductions by the Company with respect to annual compensation required to be taken into account under Section 162(m) that is in excess of $1 million and paid to one of the Company’s five most highly compensated executive officers. To so qualify, options and other awards must be granted under the 2006 Equity Plan by a committee consisting solely of two or more “outside directors” (as defined under IRS regulations) and satisfy the 2006 Equity Plan’s limit on the total number of shares that may be awarded to any one [participant] during any calendar year. In addition, for awards other than options to qualify as “performance-based compensation,” the issuance or vesting of the award, as the case may be, must be contingent upon satisfying one or more of the performance criteria described above, as established and certified by a committee consisting solely of two or more “outside directors.”
      Sections 280G and 4999 of the Code. Sections 280G and 4999 of the Code impose penalties on persons who pay and persons who receive excess parachute payments. A parachute payment is the value of any amount that is paid to “disqualified individuals” (such as officers and highly paid employees of the Company or its subsidiaries) on account of a change in control. An excess parachute payment is a parachute payment that is equal to or greater than 300 percent of the participant’s taxable compensation averaged over the five calendar years ending before the change in control (or over the participant’s entire period of employment if that period is less than five calendar years). This average is called the “Base Amount.”
      Some participants in the 2006 Equity Plan may receive parachute payments in connection with a Change in Control. If this happens, the value of each participant’s parachute payment from the 2006 Equity Plan must be combined with other parachute payments the same participant is entitled to receive under other agreements or plans with the Company or any Company related entity, such as an employment agreement or a change in control or displacement agreement. If the combined value of all parachute payments is an excess parachute payment, the participant must pay an excise tax equal to 20 percent of the value of all parachute payments above 100 percent of the participant’s Base Amount. This tax is due in addition to other federal, state and local income, wage and employment taxes. Also, neither the Company nor any related entity would be able to deduct the amount of any participant’s excess parachute payment and the $1,000,000 limit on deductible compensation under Section 162(m) of the Code would be reduced by the amount of the excess parachute payment.
      The 2006 Equity Plan addresses excess parachute payment penalties in two ways. Generally, if a participant in the 2006 Equity Plan receives an excess parachute payment, the value of the payment is reduced to avoid the excess parachute penalties. However, the 2006 Equity Plan also states that another approach will be taken if a 2006 Equity Plan participant has another agreement with the Company or a related entity (such as an employment or a change in control agreement) that provides for a different approach.

ANY U.S. FEDERAL TAX ADVICE CONTAINED IN THE FOREGOING IS NOT
INTENDED OR WRITTEN BY THE PREPARER OF SUCH ADVICE TO BE USED,
AND IT CANNOT BE USED BY THE RECIPIENT, FOR THE PURPOSE OF
AVOIDING PENALTIES THAT MAY BE IMPOSED ON THE RECIPIENT. THIS
DISCLOSURE IS INTENDED TO SATISFY U.S. TREASURY DEPARTMENT REGULATIONS.
Required Vote of Shareholders
      The affirmative vote of a majority of the votes cast on this proposal at the 2006 Annual Meeting is required to approve the 2006 Equity Plan.
Awards Proposed to be Granted Under the 2006 Equity Plan
      No benefits or amounts have been granted, awarded or received under the 2006 Equity Plan. No discretionary awards to officers, employees and non-employee directors are determinable for these individuals at this time.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE
SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE THE 2006 EQUITY PLAN

SHAREHOLDER PROPOSALS AND BOARD NOMINATIONS
      Any proposals to be considered for inclusion in the proxy material to be provided to shareholders of FirstMerit for its next Annual Meeting of Shareholders to be held in 2007 may be made only by a qualified shareholder and must be received by FirstMerit no later than November 8, 2006.
      If a shareholder intends to submit a proposal at the Company’s 2007 Annual Meeting of Shareholders that is not eligible for inclusion in the Proxy Statement relating to the meeting, and the shareholder fails to give the Company notice in accordance with the requirements set forth in the Securities Exchange Act of 1934, as amended (the “1934 Act”), by January 23, 2007, then the proxy holders will be allowed to use their discretionary authority if the proposal is properly raised at the Company’s Annual Meeting in 2007. The submission of such a notice does not ensure that a proposal can be raised at the Company’s Annual Meeting.
      The Corporate Governance and Nominating Committee will consider nominees for directors of FirstMerit recommended by a shareholder who submits the person’s name and qualifications in writing. The Corporate Governance and Nominating Committee has no specific minimum qualifications for a recommended candidate, and the committee does not consider shareholder-recommended candidates differently from others. The Corporate Governance and Nominating Committee considers:

•	personal qualities and characteristics, accomplishments and reputation in the business community;

•	current knowledge and contacts in the communities in which the Company does business;

•	ability and willingness to commit adequate time to Board and committee matters;

•	the fit of the individual’s skills with those of other directors and potential directors in building a Board that is effective and responsive to the needs of the Company; and

•	diversity of viewpoints, background, experience and other demographics.
      The Corporate Governance and Nominating Committee makes its recommendation to the Board of Directors, and nominees are selected by vote of the independent directors of the Board.
      Under FirstMerit’s Regulations, a shareholder entitled to vote for the election of directors who intends to nominate a director for election must deliver written notice to the Secretary of FirstMerit no later than (i) with respect to the election to be held at an annual meeting of shareholders, 90 days in advance of such meeting, and (ii) with respect to the election to be held at a special meeting of shareholders, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. The notice from the shareholder must set forth certain information concerning the shareholder and each nominee, including names and addresses, a representation that the shareholder is entitled to vote and intends to appear in person or by proxy at the meeting, a description of arrangements or understandings between the shareholder and each nominee, such other information required to be included in a proxy statement, and the consent of each nominee to serve as a director of FirstMerit if so elected.

SHAREHOLDER COMMUNICATIONS WITH DIRECTORS AND ATTENDANCE AT
SHAREHOLDER MEETINGS
      All directors are expected to make every effort to attend meetings of the shareholders of the Company. All directors attended the 2005 Annual Meeting of Shareholders. All written communications addressed to an individual director at the address of the Company or one of the offices of a subsidiary of the Company, except those clearly of a marketing nature, will be forwarded directly to the director. All written communications addressed to the Board of Directors at the address of the Company or one of the offices of a subsidiary of the Company will be presented to the full Board of Directors at a meeting of the Board of Directors.
INCORPORATION BY REFERENCE
      The report of the Compensation Committee and the Audit Committee Report (including reference to the independence of the Audit Committee members) above, and the Stock Price Performance Graph, are not deemed filed with the Commission and shall not be deemed incorporated by reference into any prior or future filings made by FirstMerit under the Securities Act of 1933, as amended, or the 1934 Act, except to the extent that FirstMerit specifically incorporates such information by reference.
GENERAL
      The accompanying proxy is solicited by and on behalf of the Board of Directors of FirstMerit, whose notice of meeting is attached to this Proxy Statement, and the entire cost of such solicitation will be borne by FirstMerit. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors, officers and employees of FirstMerit. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and FirstMerit will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith. FirstMerit has engaged Innisfree M&A Incorporated to aid in the solicitation of proxies in order to assure a sufficient return of votes on the proposals to be presented at the meeting. The costs of such services are estimated at $10,000, plus reasonable distribution and mailing costs.
      Management of FirstMerit has no information that other matters will be brought before the meeting. If, however, other matters are properly presented, the accompanying proxy will be voted in accordance with the best judgment of the proxy holders with respect to such matters.

Terry E. Patton
Secretary
Akron, Ohio
March 15, 2006

APPENDIX A
FIRSTMERIT CORPORATION
2006 EQUITY PLAN
1.00     PURPOSE AND EFFECTIVE DATE
      1.01     Purpose. This Plan is intended to foster and promote the long-term financial success of the Company and Related Entities and to increase shareholder value by [1] providing Employees and Directors an opportunity to acquire an ownership interest in the Company and [2] enabling the Company and Related Entities to attract and retain the services of outstanding Employees and Directors upon whose judgment, interest and special efforts the successful conduct of the Group’s business is largely dependent.
      1.02     Effective Date. The Plan will be effective upon its adoption by the Board and approval by the affirmative vote of the Company’s shareholders under applicable rules and procedures, including those prescribed under Code §§162(m) and 422. Any Award granted before shareholder approval will be null and void if the shareholders do not approve the Plan within the period just described. Subject to Section 13.00, the Plan will continue until the tenth anniversary of the date it is adopted by the Board or approved by the Company’s shareholders, whichever is earliest. However, the Equity Plan Board’s authority to issue any Performance Shares to Covered Officers will expire no later than the first Annual Meeting that occurs in the fifth year following the year in which the Company’s shareholders approve this Plan.
2.00     DEFINITIONS
      When used in this Plan, the following words, terms and phrases have the meanings given to them in this section unless another meaning is expressly provided elsewhere in this document or clearly required by the context. When applying these definitions and any other word, term or phrase used in this Plan, the form of any word, term or phrase will include any and all of its other forms.
      Act. The Securities Exchange Act of 1934, as amended, or any successor statute of similar effect even if the Company is not subject to the Act.
      Annual Meeting. The annual meeting of the Company’s shareholders.
      Award. Any Incentive Stock Option, Nonqualified Stock Option, Performance Share, Restricted Stock, Stock Appreciation Right and Whole Share granted under the Plan.
      Award Agreement. The written or electronic agreement between the Company and each Participant that describes the terms and conditions of each Award and the manner in which it will or may be settled if earned. If there is a conflict between the terms of this Plan and the terms of the Award Agreement, the terms of this Plan will govern.
      Beneficiary. The person a Participant designates to receive (or to exercise) any Plan benefit (or right) that is unpaid (or unexercised) when the Participant dies. A Beneficiary may be designated only by following the procedures described in Section 14.02; neither the Company nor the Committee is required to infer a Beneficiary from any other source.
      Board. The Company’s board of directors.

      Cause. As defined in any written agreement between the Employee and the Company or any Related Entity or, if there is no written agreement, one or more of the following acts of the Employee:

[1] Any act of fraud, intentional misrepresentation, embezzlement, misappropriation or conversion by the Employee of the assets or business opportunities of the Company or any Related Entity;

[2] Conviction of the Employee of (or plea by the Employee of guilty to) a felony (or a misdemeanor that originally was charged as a felony but was reduced to a misdemeanor as part of a plea bargain) or intentional and repeated violations by the Employee of the written policies or procedures of the Company or the Employer, as the case may be;

[3] Disclosure, other than through mere inadvertence, to unauthorized persons of any Confidential Information (as defined below);

[4] Intentional breach of any contract with or violation of any legal obligation owed to the Company or any Related Entity;

[5] Dishonesty relating to the duties owed by the Employee to the Company or any Related Entity;

[6] The Employee’s [a] willful and continued refusal to substantially perform assigned duties (other than any refusal resulting from sickness or illness or while suffering from an incapacity due to physical or mental illness, including a condition that does or may result in a Disability), [b] willful engagement in gross misconduct materially and demonstrably injurious to the Company or any Related Entity or [c] breach of any term of this Plan or an Award Agreement; or

[7] Any intentional cooperation with any party attempting to effect a Change in Control unless [a] the Board has approved or ratified that action before the Change in Control or [b] that cooperation is required by law.
      However, Cause will not arise solely because the Employee is absent from active employment during periods of paid time off, consistent with the applicable paid time off policy of the Company or the Employer, as the case may be, sickness or illness or while suffering from an incapacity due to physical or mental illness, including a condition that does or may result in a Disability or other period of absence initiated by the Employee and approved by the Company or the Employer, as the case may be.
      The term “Confidential Information” means any and all information (other than information in the public domain) related to the Company’s or any Related Entity’s business, including all processes, inventions, trade secrets, computer programs, technical data, drawings or designs, information concerning pricing and pricing policies, marketing techniques, plans and forecasts, new product information, information concerning methods and manner of operations and information relating to the identity and location of all past, present and prospective customers and suppliers.
      Change in Control. With respect to any Award subject to Code §409A, as defined under Code §409A. With respect to any Award not subject to Code §409A, as defined in any written agreement between the Employee and the Company or any Related Entity or, if there is no written agreement, the occurrence of the earliest to occur of any one of the following events on or after the Effective Date:

[1] Individuals who, on April 19, 2000, constituted the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to April 19, 2000 whose election or nomination for election was approved by a vote of at least two-thirds of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) will be an Incumbent Director; provided, however, that no individual elected or nominated as a director of the Company initially as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board will ever be deemed to be an Incumbent Director;

[2] Any “person” [as such term is defined in Section 3(a)(9) of the Act and as used in Sections 13(d)(3) and 14(d)(2) of the Act] becomes through any means (including those described in subsections [3][a] through [3][f] of this definition) a “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 50 percent or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”);

[3] Any “person” [as such term is defined in Section 3(a)(9) of the Act and as used in Sections 13(d)(3) and 14(d)(2) of the Act] becomes a “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of Company Voting Securities representing 25 percent or more (but less than 50 percent) of the Company Voting Securities; provided, however, that the event described in this subsection [3] will not be deemed to be a Change in Control for purposes of this subsection [3] by virtue of any of the following acquisitions:

[a] By the Company or any Related Entity;

[b] By or through any employee benefit plan sponsored or maintained by the Company or any Related Entity and described (or intended to be described) in Code §401(a);

[c] Directly through an equity compensation plan maintained by the Company or any Related Entity, including this Plan and any program described in Code §423;

[d] By any underwriter temporarily holding securities pursuant to an offering of such securities;

[e] By any entity or “person” [including a “group” as contemplated by Sections 13(d)(3) and 14(d)(2) of the Act] with respect to which that acquirer has filed SEC Schedule 13G indicating that the securities were not acquired and are not held for the purpose of or with the effect of changing or influencing, directly or indirectly, the Company’s management or policies (regardless of whether such acquisition of securities is considered to constitute the acquisition of control under the Bank Holding Company Act of 1956 pursuant to Regulation Y promulgated thereunder), unless and until that entity or person files SEC Schedule 13D, at which point this exception will not apply to such Company Voting Securities, including those previously subject to a SEC Schedule 13G filing; or

[f] Pursuant to a Non-Control Transaction (as defined in subsection [4] of this definition).

[4] The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any member of the Group that requires the approval of the Company’s shareholders, whether with respect to such transaction or the issuance of securities in connection with the transaction (a “Business Combination”), unless immediately following such Business Combination:

[a] More than 50 percent of the total voting power of [i] the corporation resulting from such Business Combination (the “Surviving Entity”), or [ii] if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100 percent of the voting securities eligible to elect directors (“Total Voting Power”) of the Surviving Entity (the “Parent Entity”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination; and

[b] At least a majority of the members of the board of directors of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination.

Any Business Combination which satisfies all of the criteria specified in subsections 4[a] and [b] of this definition will be deemed to be a “Non-Control Transaction”; or

[5] The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company.
      Notwithstanding the foregoing, a Change in Control of the Company will not be deemed to occur solely because any person acquires beneficial ownership of more than 25 percent of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person by more than one percent, a Change in Control of the Company will then occur.
      Notwithstanding any other provision of this Plan, the Employee will not be entitled to any amount under this Plan if he or she acted in concert with any person or group (as defined above) to effect a Change in Control, other than at the specific direction of the Board and in his/her capacity as an employee of the Company or any Related Entity.
      Change in Control Price. The highest price per share of Stock offered in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Equity Plan Board if any part of the offered price is payable other than in cash) or, in the case of a Change in Control occurring solely by reason of events not related to a transfer of Stock, the highest Fair Market Value of a share of Stock on any of the 30 consecutive trading days ending on the last trading day before the Change in Control occurs.
      Code. The Internal Revenue Code of 1986, as amended or superseded after the Effective Date and any applicable rulings or regulations issued under the Code.
      Committee. The Board’s Compensation Committee which also constitutes a “compensation committee” within the meaning of Treas. Reg. §1.162-27(c)(4). The Committee will be comprised of at least three persons [1] each of whom is [a] an outside director, as defined in Treas. Reg. §1.162-27(e)(3)(i) and [b] a “non-employee” director within the meaning of Rule 16b-3 under the Act and [2] none of whom may receive remuneration from the Company or any Related Entity in any capacity other than as a director, except as permitted under Treas. Reg. §1.162-27(e)(3)(ii).
      Company. FirstMerit Corporation, an Ohio corporation, and any and all successors to it.
      Covered Officer. Those Employees whose compensation is (or likely will be) subject to limited deductibility under Code §162(m) as of the last day of any calendar year.

      Director. A person who, on an applicable Grant Date [1] is an elected member of the Board or of a Related Board (or has been appointed to the Board or to a Related Board to fill an unexpired term and will continue to serve at the expiration of that term only if elected by shareholders) and [2] is not an Employee. For purposes of applying this definition, a Director’s status will be determined as of the Grant Date applicable to each affected Award.
      Director Options. Nonqualified Options issued to Directors under Section 6.00.
      Disability. Unless specified otherwise in the Award Agreement:

[1] With respect to an Incentive Stock Option, as defined in Code §22(e)(3);

[2] With respect to any Award subject to Code §409A, as defined under Code §409A; and

[3] With respect to any Award not described in subsection [1] or [2] of this definition, as defined in any long-term disability policy or benefit contract maintained by the Company that is applicable to the Participant and in effect on the Grant Date.
      Employee. Any person who, on any applicable date, is a common law employee of the Company or any Related Entity. A worker who is classified as other than a common law employee but who is subsequently reclassified as a common law employee of the Company for any reason and on any basis will be treated as a common law employee only from the date that reclassification occurs and will not retroactively be reclassified as an Employee for any purpose of this Plan.
      Equity Plan Board. Those Board members who [1] are outside directors as defined in Treas. Reg. §1.162-27(c)(3)(i), [2] are “non-employee” directors within the meaning of Rule 16b-3 under the Act and [3] do not receive remuneration from the Company or any Related Entity in any capacity other than as a director, except as permitted under Treas. Reg. §1.162-27(e)(3)(ii).
      Employer. The member of the Group with which the Employee has a direct employment relationship.
      Exercise Price. The amount, if any, a Participant must pay to exercise an Award.
      Fair Market Value. The value of one share of Stock on any relevant date, determined under the following rules:

[1] If the Stock is traded on an exchange, the reported “closing price” on the relevant date, if it is a trading day, otherwise on the next trading day;

[2] If the Stock is traded over-the-counter with no reported closing price, the mean between the highest bid and the lowest asked prices on that quotation system on the relevant date, if it is a trading day, otherwise on the next trading day; or

[3] If neither subsections [1] or [2] of this definition apply, the fair market value as determined by the Equity Plan Board in good faith and, with respect to Incentive Stock Options, consistent with the rules prescribed under Code §422.
      Full-Value Award. Performance Shares, Restricted Stock and Whole-Share Awards that, by the terms of the Award Agreement through which they are issued, are to be settled in shares of Stock.
      Grant Date. The date an Award is granted.
      Group. The Company and all Related Entities. The composition of the Group will be determined as of any relevant date.

      Incentive Stock Option. Any Option that, on the Grant Date, meets the conditions imposed under Code §422 and is not subsequently modified in a manner inconsistent with Code §422.
      Nonqualified Stock Option. Any Option that is not an Incentive Stock Option.
      Option. The right granted under Section 6.00 to a Participant to purchase a share of Stock at a stated price for a specified period of time. An Option may be either [1] an Incentive Stock Option or [2] a Nonqualified Stock Option.
      Participant. Any Employee or Director to whom an Award has been granted and which is still outstanding.
      Performance Criteria. The criteria described in Section 9.02, which includes specific performance goals for the performance metrics listed in Section 9.02[1].
      Performance Period. The period over which the Equity Plan Board will determine if applicable Performance Criteria have been met.
      Performance Share. A share of Stock issued to a Participant contingent upon satisfaction of conditions described in Section 9.00.
      Plan. The FirstMerit Corporation 2006 Equity Plan.
      Plan Year. The Company’s fiscal year.
      Prior Plan. The FirstMerit Corporation Amended and Restated 2002 Stock Plan and the FirstMerit Corporation 1999 Stock Plan as Amended and Restated on April 15, 2001.
      Related Board. The board of directors of any incorporated Related Entity or the governing body of any unincorporated Related Entity.
      Related Entity. Any entity that is or becomes related to the Company through common ownership as determined under Code §414(b) or (c) but modified as permitted under Prop. Treas. Reg. §1.409A-1(b)(5)(iii)(D) and any successor to those proposed regulations.
      Restricted Stock. A share of Stock issued to a Participant contingent upon satisfaction of conditions described in Section 8.00.
      Restriction Period. The period over which the Equity Plan Board will determine if a Participant has met conditions placed on Restricted Stock.
      Retirement. Unless otherwise specified in the Award Agreement, the date an Employee Terminates on or after reaching age 55 and qualifying to receive benefits under any defined benefit type deferred compensation arrangement [as defined in Section 3(35) of the Employee Retirement Income Security Act of 1974, as amended, but without regard to subsections (A) and (B) of that definition], whether or not intended to comply with Code §401(a), then maintained by the Company or any member of the Group that is applicable to the Employee.
      Stock. The Class A common shares, without par value, issued by the Company or any security issued by the Company in substitution, exchange or in place of these shares.
      Stock Appreciation Right (or “SAR”). An Award granted under Section 10.00 and consisting of the potential appreciation of the shares of Stock underlying the Award.

      Termination. A “separation from service” as defined under Code §409A.
      Whole-Share. A share of Stock issued under Section 7.00.
3.00     PARTICIPATION
      3.01     Awards to Employees.

[1] Consistent with the terms of the Plan and subject to Section 3.03, the Equity Plan Board will [a] decide which Employees will be granted Awards and [b] specify the type of Award to be granted to Employees and the terms upon which those Awards will be granted and may be earned.

[2] The Equity Plan Board, may establish different terms and conditions [a] for each type of Award granted to an Employee, [b] for each Employee receiving the same type of Award and [c] for the same Employee for each Award the Employee receives, whether or not those Awards are granted at different times.
      3.02     Awards to Directors. Consistent with the terms of the Plan and subject to Section 3.03, the Board will grant to Directors the Awards described in Sections 6.01[2] and 8.01[2].
      3.03     Conditions of Participation. By accepting an Award, each Employee and Director agrees:

[1] To be bound by the terms of the Award Agreement and the Plan and to comply with other conditions imposed by the Equity Plan Board; and

[2] That the Equity Plan Board (or the Board, as appropriate) may amend the Plan and the Award Agreements without any additional consideration to the extent necessary to avoid penalties arising under Code §409A, even if those amendments reduce, restrict or eliminate rights that were granted under the Plan or Award Agreement (or both) before those amendments.
4.00     ADMINISTRATION
      4.01     Duties. The Committee is responsible for administering the Plan and has all powers appropriate and necessary to that purpose. The Committee also may recommend the types of Awards to be issued to Employees, the terms of those Awards and the Employees to whom they will be issued, although the Equity Plan Board has final authority to grant Award to Employees as described in Section 3.01 and to establish the terms of those Awards and the Board has final authority to grant Awards to Directors as described in Section 3.02. Consistent with the Plan’s objectives, the Board, the Equity Plan Board and the Committee may adopt, amend and rescind rules and regulations relating to the Plan, to the extent appropriate to protect the Company’s and the Group’s interests, and have complete discretion to make all other decisions necessary or advisable for the administration and interpretation of the Plan. Any action by the Board or the Equity Plan Board will be final, binding and conclusive for all purposes and upon all persons.
      4.02     Delegation of Duties. In its sole discretion, the Board, the Equity Plan Board and the Committee may delegate any ministerial duties associated with the Plan to any person (including Employees) that it deems appropriate. However, none of the Board, the Equity Plan Board or the Committee may delegate any duties it is required to discharge to comply with Code §162(m).

      4.03     Award Agreement. As soon as administratively feasible after the Grant Date, the Committee, at the Equity Plan Board’s (or the Board’s, if appropriate) direction will prepare and deliver an Award Agreement to each affected Participant. The Award Agreement:

[1] Will describe the terms of the Award, including [a] the type of Award and when and how it may be exercised or earned, [b] any Exercise Price associated with that Award and [c] how the Award will or may be settled.

[2] To the extent different from the terms of the Plan, will describe [a] any conditions that must be met before the Award may be exercised or earned, [b] any objective restrictions placed on the Award and any performance-related conditions and Performance Criteria that must be met before those restrictions will be released and [c] any other applicable terms and conditions affecting the Award.
      4.04     Restriction on Repricing. Regardless of any other provision of this Plan, none of the Board, the Equity Plan Board, the Company or the Committee may “reprice” (as defined under rules issued by the exchange on which the Stock is then traded) any Award without the prior approval of the shareholders.
5.00     LIMITS ON STOCK SUBJECT TO AWARDS
      5.01     Number of Authorized Shares of Stock. Subject to Section 5.04, the number of shares of Stock subject to Awards under the terms of this Plan may not be larger than the sum of:

[1] The number of shares authorized to be granted under the Prior Plan but which are not subject to outstanding awards under that plan on the Effective Date, but not any shares subject to awards issued under the Prior Plan that are subsequently forfeited under the terms of the Prior Plan; plus

[2] 3,000,000.
      However, if the Plan is not approved by the Company’s shareholders, the Prior Plan will be unaffected and will remain in effect for the balance of the term specified in the Prior Plan.
      The shares of Stock to be delivered under the Plan may consist, in whole or in part, of treasury Stock or authorized but unissued Stock not reserved for any other purpose.
      5.02     Limits on Awards. Of the shares authorized under Section 5.01[2], up to 500,000 may be issued subject to Incentive Stock Options.
      5.03     Share Accounting. As appropriate, the limits imposed under Sections 5.01 and 5.02:

[1] Will be conditionally reduced by the number of shares of Stock subject to any outstanding Award, including the full number of shares underlying SARs; and

[2] Will be absolutely reduced by [a] the number of shares of Stock issued pursuant to the exercise of an Option, [b] the number of shares of Stock issued because the terms of a Full-Value Award Agreement have been met and [c] by the full number of shares of Stock underlying a SAR that has been earned and exercised; but

[3] Any shares of Stock subject to any Award that, for any reason, is forfeited, cancelled, terminated, relinquished, exchanged or otherwise settled without the issuance of Stock or without payment of cash equal to its Fair Market Value or the difference between the Award’s Fair Market Value and its Exercise Price (if any) and may again be granted under the Plan.

      5.04     Adjustment in Capitalization. If, after the Effective Date, there is a Stock dividend or Stock split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares or other similar corporate change affecting Stock, the Equity Plan Board will appropriately adjust [1] the number of Awards that may or will be granted to Participants during a Plan Year, [2] the aggregate number of shares of Stock available for Awards under Section 5.01 or subject to outstanding Awards (as well as any share-based limits imposed under this Plan), [3] the respective Exercise Price, number of shares and other limitations applicable to outstanding or subsequently granted Awards and [4] any other factors, limits or terms affecting any outstanding or subsequently granted Awards.
      5.05     Limits on Awards to Covered Officers. During any Plan Year, no Covered Officer may receive [1] Options covering more than 250,000 shares (adjusted as provided in Section 5.04), including Awards that are cancelled [or deemed to have been cancelled under Treas. Reg. §1.162-27(e)(2)(vi)(B)] during each Plan Year granted, [2] SARs covering more than 150,000 shares (adjusted as provided in Section 5.04), including Awards that are cancelled [or deemed to have been cancelled under Treas. Reg. §1.162-27(e)(2)(vi)(B)] during each Plan Year granted or [3] Performance Shares covering more than 100,000 shares (adjusted as provided in Section 5.04).
6.00     OPTIONS
      6.01     Grant of Options. Subject to Section 11.00 and the terms of the Plan and the associated Award Agreement, at any time [1] during the term of this Plan, the Equity Plan Board may grant Incentive Stock Options and Nonqualified Stock Options to Employees and [2] during any Plan Year, the Board will grant 3,000 Director Options (adjusted as provided in Section 5.04) to Directors, although the Board reserves the right to increase this number up to 10,000 Director Options (adjusted as provided in Section 5.04).
      6.02     Exercise Price. Except to the extent necessary to implement Section 6.06, each Option will bear an Exercise Price at least equal to Fair Market Value on the Grant Date. However, the Exercise Price associated with an Incentive Stock Option will be at least 110 percent of the Fair Market Value of a share of Stock on the Grant Date with respect to any Incentive Stock Options issued to an Employee who, on the Grant Date, owns [as defined in Code §424(d)] Stock possessing more than 10 percent of the total combined voting power of all classes of stock (or the combined voting power of any Related Entity), determined under rules issued under Code §422.
      6.03     Exercise of Options. Subject to Section 11.00 and any terms, restrictions and conditions specified in the Plan and unless specified otherwise in the Award Agreement:

[1] Options (including Director Options) will be exercisable at the time (or times) specified in the Award Agreement.

[2] However:

[a] Any Option to purchase a fraction of a share of Stock will automatically be converted to an Option to purchase an additional whole share.

[b] No Incentive Stock Option may be exercised more than ten years after it is granted (five years in the case of an Incentive Stock Option granted to an Employee who owns [as defined in Code §424(d)] on the Grant Date Stock possessing more than 10 percent of the total combined voting power of all classes of stock or the combined voting power of any Related Entity, determined under rules issued under Code §422).

[c] No Director Option will be exercisable more than ten years after it is granted.

[d] Nonqualified Stock Options (other than Director Options) will be exercisable for the period specified in the Award Agreement.

      6.04     Incentive Stock Options. Notwithstanding anything in the Plan to the contrary:

[1] No provision of this Plan relating to Incentive Stock Options will be interpreted, amended or altered, nor will any discretion or authority granted under the Plan be exercised, in a manner that is inconsistent with Code §422 or, without the consent of any affected Participant, to cause any Incentive Stock Option to fail to qualify for the federal income tax treatment afforded under Code §421.

[2] The aggregate Fair Market Value of the Stock (determined as of the Grant Date) with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all option plans of the Company and all Related Entities of the Company) will not exceed $100,000 [or other amount specified in Code §422(d)], determined under rules issued under Code §422.

[3] No Incentive Stock Option will be granted to any person who is not an Employee on the Grant Date.
      6.05     Exercise Procedures and Payment for Options. The Exercise Price associated with each Option must be paid under procedures described in the Award Agreement. These procedures may include payment in cash (or a cash equivalent), a cashless exercise and allowing a Participant to tender Stock he or she already has owned for at least six months before the exercise date, either by actual delivery of the previously owned Stock or by attestation, valued at its Fair Market Value on the exercise date, as partial or full payment of the Exercise Price or any combination of those procedures. A Participant may exercise an Option only by sending to the Committee (or its designee) a completed exercise notice (in the form prescribed by the Committee) along with payment (or designation of an approved payment procedure) of the Exercise Price. As soon as administratively feasible after those steps are taken, the Committee will cause the appropriate share certificates to be issued.
      6.06     Substitution of Options. In the Company’s discretion, persons who become Employees as a result of a transaction described in Code §424(a) may receive Options in exchange for options granted by their former employer or the former Related Entity subject to the rules and procedures prescribed under Code §424.
      6.07     Rights Associated With Options.

[1] A Participant to whom an unexercised Option has been granted will have no voting or dividend rights with respect to the shares underlying that unexercised Option and the Option will be transferable only to the extent provided in Section 14.01.

[2] Unless otherwise specified in the Award Agreement or as otherwise specifically provided in the Plan, Stock acquired through an Option [a] will bear all dividend and voting rights associated with Stock and [b] will be transferable, subject to applicable federal securities laws, the requirements of any national securities exchange or system on which shares of Stock are then listed or traded or any blue sky or state securities laws.

7.00     WHOLE-SHARES
      The Equity Plan Board may grant Whole-Shares to Employees on any basis and on any terms it deems appropriate.
8.00     RESTRICTED STOCK
      8.01     Grant of Restricted Stock. Subject to the terms, restrictions and conditions specified in the Plan and the associated Award Agreement:

[1] At any time during the term of this Plan, [a] the Equity Plan Board may grant shares of Restricted Stock to Employees and [b] the Board will grant shares of Restricted Stock to Directors as provided in Section 8.01[2].

[2] The Board will grant [a] 1,000 shares of Restricted Stock to each Director on the date immediately following their initial election as a Director and [b] 500 shares of Restricted Stock on the date following each subsequent Annual Meeting during which they serve as a Director. However, the Board reserves the right to increase the number of shares of Restricted Stock issued annually to Directors up to 2,500 shares.
      8.02     Earning Restricted Stock. Subject to the terms, restrictions and conditions specified in the Plan and the associated Award Agreement and unless otherwise specified in the Award Agreement:

[1] Terms, restrictions and conditions imposed on Restricted Stock granted to Employees and Directors will lapse as described in the Award Agreement.

[2] During the Restriction Period, Restricted Stock will be held by the Company as escrow agent. After the end of the Restriction Period, the Restricted Stock will be:

[a] Forfeited, if all terms, restrictions and conditions described in the Award Agreement have not been met; or

[b] Released from escrow and distributed to the Participant as soon as practicable after the last day of the Restriction Period, if all terms, restrictions and conditions specified in the Award Agreement have been met.

[3] Any Restricted Stock Award relating to a fractional share of Stock will be rounded to the next whole share when settled.
      8.03     Rights Associated With Restricted Stock. During the Restriction Period and unless the associated Award Agreement specifies otherwise:

[1] Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated; but

[2] Each Participant to whom Restricted Stock has been issued:

[a] May exercise full voting rights associated with that Restricted Stock; and

[b] Will be entitled to receive all dividends and other distributions paid with respect to that Restricted Stock; provided, however, that if any dividends or other distributions are paid in shares of Stock, those shares will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were issued.

9.00     PERFORMANCE SHARES
      9.01     Generally. Performance Shares may be granted [1] to Covered Officers in a manner that qualifies as “performance-based compensation” under Code §162(m) or [2] to Employees who are not Covered Officers in any manner reasonably determined by the Equity Plan Board,. Subject to any terms, restrictions and conditions specified in the Plan and the Award Agreement, the granting or vesting of Performance Shares will, in the Equity Plan Board’s sole discretion, be based on achieving performance objectives derived from one or more of the Performance Criteria specified in Section 9.02. However, the Equity Plan Board’s authority to issue any Performance Shares to Covered Officers will expire no later than the first Annual Meeting that occurs in the fifth year following the year in which the Company’s shareholders approve this Plan.
      9.02     Performance Criteria.

[1] The vesting of Performance Shares that are intended to qualify as “performance-based compensation” under Code §162(m) will be based on one or more (or a combination) of the following Performance Criteria and may be applied solely with reference to the Company (and/or any Related Entity) or relatively between the Company (and/or any Related Entity) and one or more unrelated entities:

[a] Net earnings or net income (before or after taxes);

[b] Earnings per share;

[c] Deposit or asset growth;

[d] Net operating income;

[e] Return measures (including return on assets and equity);

[f] Fee income;

[g] Earnings before or after taxes, interest, depreciation and/or amortization;

[h] Interest spread;

[i] Productivity ratios;

[j] Share price (including, but not limited to, growth measures and total shareholder return);

[k] Expense targets;

[l] Credit quality;

[m] Efficiency ratio;

[n] Market share;

[o] Customer satisfaction; and

[p] NIACC (net income after cost of capital).

[2] The vesting of Performance Shares granted to Participants who are not Covered Officers may be based on one or more (or a combination) of the Performance Criteria listed in Section 9.02[1] or on other factors the Equity Plan Board believes are relevant and appropriate.

[3] Different Performance Criteria may be applied to individual Employees or to groups of Employees and, as specified by the Equity Plan Board, may be based on the results achieved [a] separately by the Company or any Related Entity, [b] any combination of the Company and Related Entities or [c] any combination of segments, products or divisions of the Company and Related Entities.

[4] The Equity Plan Board:

[a] Will make appropriate adjustments to Performance Criteria to reflect the effect on any Performance Criteria of any stock dividend or stock split affecting Stock, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares or similar corporate change. Also, the Equity Plan Board, will make a similar adjustment to any portion of a Performance Criteria that is not based on Stock but which is affected by an event having an effect similar to those just described.

[b] To the extent permitted under Code §162(m), may make appropriate adjustments to Performance Criteria to reflect a substantive change in an Employee’s job description or assigned duties and responsibilities.

[5] Performance Criteria will be established in an associated Award Agreement [a] as soon as administratively practicable after established but [b] in the case of Covered Officers, no later than the earlier of [i] 90 days after the beginning of the applicable Performance Period or [ii] the expiration of 25 percent of the applicable Performance Period.
      9.03     Earning Performance Shares. Except as otherwise provided in the Plan or the Award Agreement, as of the end of each Performance Period, the Committee will certify to the Equity Plan Board and the Equity Plan Board will independently certify the extent to which the Employee has or has not met his or her Performance Criteria and Performance Shares will be:

[1] Forfeited, to the extent that the Equity Plan Board concludes that the related Performance Criteria have not been met at the end of the Performance Period; or

[2] To the extent that the Equity Plan Board certifies that the related Performance Criteria have been met, distributed to the Employee in the form of shares of Stock (unless otherwise specified in the Award Agreement) no later than the later of [a] the 15th day of the third month following the end of the Participant’s taxable year in which the Equity Plan Board certifies that the related Performance Criteria have been met or [b] the 15th day of the third month following the end of the Company’s taxable year in which the Equity Plan Board certifies that the related Performance Criteria have been met. However, the Performance Shares may be distributed later than the date determined under the preceding sentence if the Company reasonably establishes that compliance with that schedule is administratively impracticable and the distribution is made as soon as practicable.
      9.04     Rights Associated with Performance Shares. During the Performance Period, and unless the Award Agreement provides otherwise:

[1] Employees may not exercise voting rights associated with their Performance Shares; and

[2] All dividends and other distributions paid with respect to any Performance Shares will be held by the Company as escrow agent during the Performance Period. At the end of the Performance Period, these dividends (and other distributions) will be distributed to the Participant or forfeited as provided in Section 9.03. No interest or other accretion will be credited with respect to any dividends (and other distributions) held in this escrow account. If any dividends or other distributions are paid in shares of Stock, those shares will be subject to the same restrictions on transferability and forfeitability as the shares of Stock with respect to which they were issued.

10.00     STOCK APPRECIATION RIGHTS
      10.01     SAR Grants. Subject to the terms of the Plan and the associated Award Agreement, the Equity Plan Board may grant SARs to Employees at any time during the term of this Plan.
      10.02     Exercise Price. The Exercise Price specified in the Award Agreement will not be less than 100 percent of the Fair Market Value of a share of Stock on the Grant Date.
      10.03     Exercise and Settling of SARs.

[1] SARs will be exercisable subject to the terms specified in the Award Agreement.

[2] A Participant exercising a SAR will receive a number of whole shares of Stock equal to:

[a] The difference between the Fair Market Value of a share of Stock on the exercise date and the Exercise Price, multiplied by

[b] The number of shares of Stock with respect to which the SAR is being exercised.

The value of any fractional share of Stock produced under this formula will be settled in cash.
11.00     TERMINATION
      11.01     Retirement. Unless specified otherwise in the Award Agreement or this Plan:

[1] All Nonqualified Options and SARs then held by a Retiring Participant (whether or not then exercisable) will be fully exercisable when the Participant Retires and may be exercised at any time before the earlier of [a] the expiration date specified in the Award Agreement or [b] five years after the Retirement date (or any shorter period specified in the Award Agreement).

[2] All Incentive Stock Options then held by a Retiring Participant (whether or not then exercisable) will be fully exercisable when the Participant Retires and may be exercised at any time before the earlier of [a] the expiration date specified in the Award Agreement or [b] three months after the Retirement date (or any shorter period specified in the Award Agreement). However, an Incentive Stock Option that is not exercised within three months after the Retirement date will be treated as a Nonqualified Stock Option and may be exercised within the period described in Section 11.01[1].

[3] All Restricted Stock granted to a Retiring Participant that is unvested when the Participant Retires will be fully vested when the Participant Retires.

[4] A prorated portion of all Performance Shares granted to a Retiring Participant that are then subject to a pending Performance Period will be vested when the Participant Retires but only if the applicable Performance Criteria are met at the end of that Performance Period. The number of shares vested will equal the number of Performance Shares then subject to a pending Performance Period multiplied by the number of whole months between the beginning of the Performance Period and the date the Participant Retires and divided by the number of whole months included in the Performance Period.

[5] All Whole-Share Awards not then vested will be vested or forfeited as provided in the Award Agreement.
      11.02     Death or Disability. Unless specified otherwise in the Award Agreement or this Plan:

[1] All Nonqualified Stock Options and SARs then held by a Participant who dies or becomes Disabled (whether or not then exercisable) will be fully exercisable when the Participant dies or becomes Disabled and may be exercised at any time before the earlier of [a] the expiration date specified in the Award Agreement or [b] five years after the date of death or Disability (or any shorter period specified in the Award Agreement).

[2] All Incentive Stock Options then held by a Disabled or dead Participant (whether or not then exercisable) will be fully exercisable when the Participant dies or becomes Disabled and may be exercised at any time before the earlier of [a] the expiration date specified in the Award Agreement or [b] one year after the Termination date (or any shorter period specified in the Award Agreement). However, an Incentive Stock Option that is not exercised within one year after the Termination date will be treated as a Nonqualified Stock Option and may be exercised within the period described in Section 11.02[1].

[3] All Restricted Stock granted to a Participant who dies or becomes Disabled that is unvested when the Participant dies or becomes Disabled will be fully vested when the Participant dies or becomes Disabled.

[4] A prorated portion of all Performance Shares granted to a Participant who dies or becomes Disabled that are then subject to a pending Performance Period will be vested when the Participant dies or becomes Disabled but only if the applicable Performance Criteria are met at the end of that Performance Period. The number of shares vested will equal the number of Performance Shares then subject to a pending Performance Period, multiplied by the number of whole months between the beginning of the Performance Period and the date the Participant dies or becomes Disabled and divided by the number of whole months included in the Performance Period.

[5] All Whole-Shares Awards not then vested will be vested or forfeited as provided in the Award Agreement.
      11.03     Termination for Cause. Unless specified otherwise in the Award Agreement or this Plan, all Awards that are outstanding (whether or not then exercisable) will be forfeited when (and if) a Participant Terminates (or is deemed to have been Terminated) for Cause.
      11.04     Termination for any Other Reason. Unless specified otherwise in the Award Agreement or this Plan (and except as provided in the next sentence of this section) or subsequently (but only to the extent permitted under Code §409A), any Awards that are outstanding when a Participant Terminates for any reason not described in Sections 11.01 through 11.03 will be forfeited. However, any Options and SARs that are outstanding when a Participant is involuntarily Terminated without Cause and which are then exercisable may be exercised at any time before the earlier of [1] the expiration date specified in the Award Agreement or [2] 30 days after the Termination date (or any shorter period specified in the Award Agreement) and all Options and SARs that are not then exercisable will terminate on the Termination date.

12.00     EFFECT OF CHANGE IN CONTROL
      12.01     Accelerated Vesting and Settlement. Upon a Change in Control, all of a Participant’s Awards will be treated as provided in the related Award Agreement or in a separate written change in control or similar agreement between the Participant and the Company or any Related Entity.
      12.02     Effect of Code §280G. Unless specified otherwise in the Award Agreement or in another written agreement between the Participant and the Company or a Related Entity executed simultaneously with or before any Change in Control, if the sum (or value) of the payments pursuant to Section 12.01 constitute an “excess parachute payment” as defined in Code §280G(b)(1) when combined with all other parachute payments attributable to the same Change in Control, the Company or other entity making the payment (“Payor”) will reduce the Participant’s benefits under this Plan so that the Participant’s total “parachute payment” as defined in Code §280G(b)(2)(A) under this Plan, an Award Agreement and all other agreements will be $1.00 less than the amount that otherwise would generate an excise tax under Code §4999. If the reduction described in the preceding sentence applies, within 10 business days of the effective date of the event generating the payments (or, if later, the date of the Change in Control), the Payor will apprise the Participant of the amount of the reduction (“Notice of Reduction”). Within 10 business days of receiving that information, the Participant may specify how and against which benefit or payment source, (including benefits and payment sources other than this Plan) the reduction is to be applied (“Notice of Allocation”). The Payor will be required to implement these directions within 10 business days of receiving the Notice of Allocation. If the Payor has not received a Notice of Allocation from the Participant within 10 business days of the date of the Notice of Reduction or if the allocation provided in the Notice of Allocation is not sufficient to fully implement the reduction described in this section, the Payor will apply the reduction described in this section proportionately based on the amounts otherwise payable under Section 12.01 or, if a Notice of Allocation has been returned that does not sufficiently implement the reduction described in this section, on the basis of the reductions specified in the Notice of Allocation.
13.00     AMENDMENT, MODIFICATION AND TERMINATION OF PLAN
      The Company may terminate, suspend or amend the Plan at any time without shareholder approval except to the extent that shareholder approval is required to satisfy applicable requirements imposed by [1] Rule 16b-3 under the Act, or any successor rule or regulation, [2] applicable requirements of the Code or [3] any securities exchange, market or other quotation system on or through which the Company’s securities are listed or traded. Also, no Plan amendment may [4] result in the loss of a Committee member’s or Equity Plan Board members’ status as a “non-employee director” as defined in Rule 16b-3 under the Act, or any successor rule or regulation, [5] cause the Plan to fail to meet requirements imposed by Rule 16b-3 or [6] without the consent of the affected Participant (and except as specifically provided otherwise in this Plan or the Award Agreement), adversely affect any Award granted before the amendment, modification or termination. However, nothing in this section will restrict the Company’s right to amend the Plan and any Award Agreements without any additional consideration to affected Participants to the extent necessary to avoid penalties arising under Code §409A, even if those amendments reduce, restrict or eliminate rights granted under the Plan or Award Agreement (or both) before those amendments.

14.00     MISCELLANEOUS
      14.01     Assignability. Except as described in this section or as provided in Section 14.02, an Award may not be transferred except by will or the laws of descent and distribution and, during the Participant’s lifetime, may be exercised only by the Participant or the Participant’s guardian or legal representative. However, with the permission of the Committee, a Participant or a specified group of Participants may transfer Awards (other than Incentive Stock Options) to a revocable inter vivos trust of which the Participant is the settlor, or may transfer Awards (other than Incentive Stock Options) to any member of the Participant’s immediate family, any trust, whether revocable or irrevocable, established solely for the benefit of the Participant’s immediate family, any partnership or limited liability company whose only partners or members are members of the Participant’s immediate family or an organization described in Code §501(c)(3) (“Permissible Transferees”). Any Award transferred to a Permissible Transferee will continue to be subject to all of the terms and conditions that applied to the Award before the transfer and to any other rules prescribed by the Committee. A Permissible Transferee may not retransfer an Award except by will or the laws of descent and distribution and then only to another Permissible Transferee.
      14.02     Beneficiary Designation. Each Participant may name a Beneficiary or Beneficiaries (who may be named contingently or successively) to receive or to exercise any vested Award that is unpaid or unexercised at the Participant’s death. Unless otherwise provided in the Beneficiary designation, each designation made will revoke all prior designations made by the same Participant, must be made on a form prescribed by the Committee and will be effective only when filed in writing with the Committee. If a Participant has not made an effective Beneficiary designation, the deceased Participant’s Beneficiary will be his or her surviving spouse or, if none, the deceased Participant’s estate. The identity of a Participant’s designated Beneficiary will be based only on the information included in the latest Beneficiary designation form completed by the Participant and will not be inferred from any other evidence.
      14.03     No Guarantee of Continuing Services. Except as specifically provided elsewhere in the Plan, nothing in the Plan may be construed as:

[1] Interfering with or limiting the right of the Company or any Related Entity to Terminate any Employee’s employment at any time;

[2] Conferring on any Participant any right to continue as an Employee or director of the Company or any Related Entity;

[3] Guaranteeing that any Employee will be selected to be a Participant; or

[4] Guaranteeing that any Participant will receive any future Awards.
      14.04     Tax Withholding.

[1] The Company will withhold from other amounts owed to the Participant, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state and local withholding tax requirements on any Award, exercise or cancellation of an Award or purchase of Stock. If these amounts are not to be withheld from other payments due to the Participant (or if there are no other payments due to the Participant), the Company will defer payment of cash or issuance of shares of Stock until the earlier of:

[a] Thirty days after the settlement date; or

[b] The date the Participant remits the required amount.

[2] If the Participant has not remitted the required amount within 30 days after the settlement date, the Company will permanently withhold from the value of the Awards to be distributed the minimum amount required to be withheld to comply with applicable federal, state and local income, wage and employment taxes and distribute the balance to the Participant.

[3] In its sole discretion, which may be withheld for any reason or for no reason, the Committee may permit a Participant to elect, subject to conditions the Committee establishes, to reimburse the Company for this tax withholding obligation through one or more of the following methods:

[a] By having shares of Stock otherwise issuable under the Plan withheld by the Company (but only to the extent of the minimum amount that must be withheld to comply with applicable state, federal and local income, employment and wage tax laws);

[b] By delivering to the Company previously acquired shares of Stock that the Participant has owned for at least six months;

[c] By remitting cash to the Company; or

[d] By remitting a personal check immediately payable to the Company.
      14.05     Indemnification. Each individual who is or was a member of the Board, the Equity Plan Board or the Committee will be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be made a party or in which he or she may be involved by reason of any action taken or not taken under the Plan as a Board, Equity Plan Board or Committee member and against and from any and all amounts paid, with the Company’s approval, by him or her in settlement of any matter related to or arising from the Plan as a Board, Equity Plan Board or Committee member or paid by him or her in satisfaction of any judgment in any action, suit or proceeding relating to or arising from the Plan against him or her as a Board, Equity Plan Board or Committee member, but only if he or she gives the Company an opportunity, at its own expense, to handle and defend the matter before he or she undertakes to handle and defend it in his or her own behalf. The right of indemnification described in this section is not exclusive and is independent of any other rights of indemnification to which the individual may be entitled under the Company’s organizational documents, by contract, as a matter of law or otherwise.
      14.06     No Limitation on Compensation. Nothing in the Plan is to be construed to limit the right of the Company to establish other plans or to pay compensation to its employees or directors, in cash or property, in a manner not expressly authorized under the Plan.
      14.07     Requirements of Law. The grant of Awards and the issuance of shares of Stock will be subject to all applicable laws, rules and regulations and to all required approvals of any governmental agencies or national securities exchange, market or other quotation system. Also, no shares of Stock will be issued under the Plan unless the Company is satisfied that the issuance of those shares of Stock will comply with applicable federal and state securities laws. Certificates for shares of Stock delivered under the Plan may be subject to any stock transfer orders and other restrictions that the Equity Plan Board believes to be advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or other recognized market or quotation system upon which the Stock is then listed or traded, or any other applicable federal or state securities law. The Committee may cause a legend or legends to be placed on any certificates issued under the Plan to make appropriate reference to restrictions within the scope of this section.
      14.08     Governing Law. The Plan, and all agreements hereunder, will be construed in accordance with and governed by the laws (other than laws governing conflicts of laws) of the State of Ohio.
      14.09     No Impact on Benefits. Plan Awards are not compensation for purposes of calculating a Participant’s rights under any employee benefit plan that does not specifically require the inclusion of Awards in calculating benefits.

FIRSTMERIT CORPORATION

COMMON	ANNUAL MEETING OF SHAREHOLDERS, APRIL 19, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FIRSTMERIT CORPORATION.

     The undersigned hereby appoints FRANK H. HARVEY, JR. AND JAMES L. HILTON, and each of them, proxies with full power of substitution to vote on behalf of the shareholders of FirstMerit Corporation on Wednesday, April 19, 2006, and any adjournment(s) and postponement(s) thereof, with all powers that the undersigned would possess if personally present, with respect to the proposal(s) set forth on the reverse side hereof. The affirmative vote of a majority of the shares represented at the meeting may authorize the adjournment of the meeting; provided, however, that no proxy which is voted against a proposal will be voted in favor of adjournment to solicit further proxies for such proposal.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE HEREOF, BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED “FOR” ELECTION OF THE NOMINATED DIRECTORS. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS WHICH PROPERLY COME BEFORE THE MEETING.

(Continued and to be signed on the reverse side)

COMMENTS:

ANNUAL MEETING OF SHAREHOLDERS OF

FIRSTMERIT CORPORATION
April 19, 2006

COMMON
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. For the election of three Class III Directors

NOMINEES:
☐	FOR ALL NOMINEES	O	John C. Blickle
		O	Gina D. France
☐	WITHHOLD AUTHORITY	O	Terry L. Haines
FOR ALL NOMINEES

☐	FOR ALL EXCEPT
(See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

		FOR	AGAINST	ABSTAIN

2.	To ratify the selection of PricewaterhouseCoopers LLP as independent registered public accountants for the year ending December 31, 2006.	☐	☐	☐

3.	To approve the adoption of the FirstMerit Corporation 2006 Equity Plan.	☐	☐	☐

4.	Such other business which is properly brought before said meeting and any adjournments thereof.

THE DIRECTORS RECOMMEND APPROVAL OF THESE MATTERS.

The undersigned acknowledges receipt from FirstMerit Corporation prior to the execution of this proxy of the Notice of Meeting and a Proxy Statement.

DO YOU HAVE ANY COMMENTS? Please use the comments box on the reverse side.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.